EXHIBIT  2.1











                      AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                           MIDWEST BANC HOLDINGS, INC.

                                       AND

                            BIG FOOT FINANCIAL CORP.

                            DATED AS OF JULY 19, 2002


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                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
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
I.       THE MERGER...............................................................................................1
         1.01     Effects of the Merger...........................................................................1
         1.02     Midwest Common Stock............................................................................2
         1.03     BFFC Common Stock...............................................................................2
         1.04     Adjustments.....................................................................................3
         1.05     Time and Place of Closing.......................................................................4
         1.06     Midwest's Deliveries at Closing.................................................................4
         1.07     BFFC's Deliveries at Closing....................................................................5
         1.08     Exchange of BFFC Common Stock...................................................................6
         1.09     Dissenting Shares...............................................................................8
         1.10     Merger of the Bank..............................................................................8

II.      REPRESENTATIONS AND WARRANTIES OF MIDWEST................................................................9
         2.01     Organization....................................................................................9
         2.02     Authorization...................................................................................9
         2.03     Conflicts.......................................................................................9
         2.04     Capitalization.................................................................................10
         2.05     Litigation.....................................................................................11
         2.06     Midwest Subsidiaries...........................................................................11
         2.07     Midwest Financial Statements; Material Changes.................................................12
         2.08     Midwest Filings................................................................................12
         2.09     Midwest Reports................................................................................13
         2.10     Compliance With Laws...........................................................................13
         2.11     Defaults.......................................................................................14
         2.12     Undisclosed Liabilities........................................................................14
         2.13     Allowance for Possible Loan Losses.............................................................14
         2.14     Midwest Benefit Plans..........................................................................14
         2.15     Insurance......................................................................................14
         2.16     Compliance with Environmental Laws.............................................................15
         2.17     Assets.........................................................................................16
         2.18     Fees...........................................................................................16
         2.19     Governmental Approvals.........................................................................17
         2.20     Disclosure.....................................................................................17
         2.21     No Other Representation or Warranty............................................................17

III.     REPRESENTATIONS AND WARRANTIES OF BFFC..................................................................17
         3.01     Organization...................................................................................17
         3.02     Authorization..................................................................................18
         3.03     Conflicts......................................................................................18
         3.04     Antitakeover Provisions Inapplicable...........................................................18
         3.05     Capitalization and Stockholders................................................................19
         3.06     BFFC Financial Statements; Material Changes....................................................19
         3.07     Bank...........................................................................................20
         3.08     BFFC Filings...................................................................................21


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         3.09     BFFC Reports...................................................................................21
         3.10     Compliance With Laws...........................................................................21
         3.11     Litigation.....................................................................................22
         3.12     Licenses.......................................................................................22
         3.13     Taxes..........................................................................................23
         3.14     Insurance......................................................................................23
         3.15     Loans; Investments.............................................................................24
         3.16     Allowance for Loan Losses......................................................................25
         3.17     BFFC Benefit Plans.............................................................................25
         3.18     Compliance with Environmental Laws.............................................................28
         3.19     Disclosure Schedule of BFFC....................................................................29
         3.20     Defaults.......................................................................................31
         3.21     Materiality....................................................................................31
         3.22     Operations Since March 31, 2002................................................................31
         3.23     Corporate Records..............................................................................33
         3.24     Undisclosed Liabilities........................................................................33
         3.25     Assets.........................................................................................33
         3.26     Indemnification................................................................................34
         3.27     Insider Interests..............................................................................34
         3.28     Fees...........................................................................................34
         3.29     Disclosure.....................................................................................34
         3.30     No Other Representation or Warranty............................................................34

IV.      COVENANTS...............................................................................................35
         4.01     Conduct of Business by BFFC Until the Closing Date.............................................35
         4.02     BFFC Stock Options.............................................................................37
         4.03     Indemnification................................................................................38
         4.04     Certain Actions................................................................................38
         4.05     Title Matters..................................................................................39
         4.06     Affiliate Agreement............................................................................40
         4.07     Conduct of Business by Midwest Until the Closing Date..........................................40

V.       ADDITIONAL AGREEMENTS...................................................................................41
         5.01     Inspection of Records; Confidentiality.........................................................41
         5.02     Cooperation....................................................................................42
         5.03     Regulatory Applications........................................................................43
         5.04     Registration Statement; Stockholder Approval...................................................43
         5.05     Affiliate Letters..............................................................................44
         5.06     Financial Statements and Reports...............................................................44
         5.07     Notice.........................................................................................44
         5.08     Press Releases.................................................................................44
         5.09     Delivery of Supplements to Disclosure Schedules................................................45
         5.10     Tax Opinion....................................................................................45
         5.11     Resolution of BFFC Benefit Plans...............................................................45
         5.12     Tax Treatment..................................................................................47
         5.13     Stock Exchange Listing.........................................................................47

VI.      CONDITIONS..............................................................................................48
         6.01     Conditions to the Obligations of Midwest.......................................................48
         6.02     Conditions to the Obligations of BFFC..........................................................49

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         6.03     Conditions to the Obligations of the Parties...................................................49

VII.     TERMINATION; AMENDMENT; WAIVER..........................................................................50
         7.01     Termination....................................................................................50
         7.02     Expenses.......................................................................................50
         7.03     Payment in Lieu of Fees and Expenses and Opportunity Costs.....................................51
         7.04     Survival of Agreements.........................................................................51
         7.05     Amendment......................................................................................51
         7.06     Waiver.........................................................................................52

VIII.    GENERAL PROVISIONS......................................................................................52
         8.01     Survival.......................................................................................52
         8.02     Defined Terms; Principles of Construction......................................................52
         8.03     Notices........................................................................................54
         8.04     Specific Enforceability........................................................................55
         8.05     Applicable Law; Jurisdiction...................................................................55
         8.06     Headings, Etc..................................................................................56
         8.07     Severability...................................................................................56
         8.08     Entire Agreement; Binding Effect; Non-Assignment; Counterparts.................................56
         8.09     Waiver of Jury Trial...........................................................................56
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                                LIST OF EXHIBITS

                  1.06(g)           Attorney's Opinion for Midwest*
                  1.07(j)           Attorney's Opinion for BFFC*
                  4.05              Affiliate Agreement*
                  5.05              Affiliates Letter*


                  *Intentionally omitted.

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                      AGREEMENT AND PLAN OF REORGANIZATION

                          ____________________________

         THIS AGREEMENT AND PLAN OF REORGANIZATION (THE "AGREEMENT") BEING MADE AND ENTERED INTO AS OF THE 19TH DAY OF JULY, 2002, BY AND BETWEEN MIDWEST BANC HOLDINGS, INC., A DELAWARE CORPORATION ("MIDWEST"), AND BIG FOOT FINANCIAL CORP., AN ILLINOIS CORPORATION ("BFFC").

                          W I T N E S S E T H  T H A T:

         WHEREAS, Midwest is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC") and BFFC is a registered savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"); and

         WHEREAS, BFFC owns 100% of the issued and outstanding common stock of Fairfield Savings Bank, F.S.B., a federal savings bank (hereinafter the "Bank"); and

         WHEREAS, Midwest desires to acquire BFFC by causing BFFC to merge with and into, and under the charter of, Midwest (the "Merger") with Midwest being the surviving corporation and the stockholders of BFFC (the "Stockholders") receiving shares of Midwest common stock, par value $ 0.01 per share (the "Midwest Common Stock"), for their shares of BFFC Common Stock as provided herein; and

         WHEREAS, in connection with the Merger, Midwest and BFFC intend that the Bank shall merge (the "Bank Merger") with and into Midwest Bank and Trust Company, a wholly-owned subsidiary of Midwest; and

         WHEREAS, Midwest and BFFC intend the Merger to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Midwest and BFFC desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also desire to set forth various conditions precedent to the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                 I. THE MERGER

         1.01     EFFECTS OF THE MERGER.
                  ---------------------

                  (a) SURVIVING CORPORATION. Subject to the terms and conditions of this Agreement, BFFC shall be merged with and into, and under the charter of, Midwest at the Effective Time (as defined below) in accordance with the Delaware General Corporation Law, as amended ("DGCL"), and the Illinois Business Corporation Act of 1983, as amended ("IBCA"),


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with Midwest being the continuing and surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation"), and the separate existence of BFFC shall cease.

                  (b) EFFECTIVE TIME. The Merger shall become effective upon the later to occur of (i) the acceptance of the Certificate of Merger for filing by the Secretary of State of the State of Delaware and (ii) the issuance of a Certificate of Merger by the Secretary of State of Illinois (the "Effective Time"). The parties shall execute and, acknowledge, in accordance with Section 252 of the DGCL, and Section 11.05 of the IBCA, the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and the Articles of Merger to be filed with the Secretary of State of the State of Illinois upon the satisfaction of all conditions precedent to the consummation of the transactions contemplated by this Agreement and shall file the Certificate of Merger and the Articles of Merger, respectively, with the Secretary of State of the State of Delaware and the Secretary of State of the State of Illinois, on the Closing Date (as defined in SECTION 1.05(a) hereof).

                  (c) RIGHTS AND LIABILITIES. The Surviving Corporation shall be called "Midwest Banc Holdings, Inc.," and shall possess all of the properties, privileges, immunities, powers, franchises and rights of a public as well as a private nature and be subject to all of the liabilities, restrictions and duties of Midwest and BFFC and shall be governed by the laws of the State of Delaware.

                  (d) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Midwest shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the DGCL.

                  (e) BY-LAWS. The By-laws of Midwest in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until altered, amended or repealed as provided therein, or in the Certificate of Incorporation of the Surviving Corporation or the DGCL.

                  (f) DIRECTORS AND OFFICERS. The directors of the Surviving Corporation shall be the persons who were directors of Midwest immediately prior to the Effective Time. The officers of the Surviving Corporation shall be the persons who were officers of Midwest immediately prior to the Effective Time.

         1.02 MIDWEST COMMON STOCK. At the Effective Time, each share of Midwest Common Stock which is issued immediately prior thereto (whether then outstanding or held in the treasury of Midwest) shall continue to be issued without any change therein and shall continue as one share of Common Stock of the Surviving Corporation.

         1.03 BFFC COMMON STOCK. The conversion of each issued and outstanding share of BFFC Common Stock into the right to receive Midwest Common Stock shall be governed by the provisions of this Section.

                  (a) EXCHANGE RATIO. Each share of BFFC Common Stock which is issued and outstanding immediately prior to the Effective Time (other than shares of BFFC Common Stock held in the treasury of BFFC or held by Midwest, which shares shall be cancelled, and shares held by persons seeking appraisal rights under the provisions of Sections 11.65 and 11.70 of the IBCA) shall be converted into and represent the right to receive 1.104 shares of Midwest

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Common Stock (the "Exchange Ratio"). Notwithstanding anything provided herein, for purposes of calculating the Exchange Ratio, except as provided below, if the average (i.e., the arithmetic mean) per share closing price of Midwest Common Stock on The Nasdaq Stock Market ("Nasdaq") for the twenty (20) consecutive trading days ending five (5) trading days preceding but not including the Closing Date (the "Midwest Reference Stock Price") as referenced in The Wall Street Journal, Midwest Edition, is less than $17.12, then at any time prior to the close of business on the second business day after establishment of the Midwest Reference Stock Price, BFFC shall have the option of terminating this Agreement pursuant to SECTION 7.01(e); provided, however, termination pursuant to SECTION 7.01(e) shall not be given effect if within two (2) business days after receipt of such notice Midwest has agreed either (i) to modify the Exchange Ratio to equal $18.90 divided by the Midwest Reference Stock Price as calculated pursuant to this SECTION 1.03(a) or (ii) to utilize an Exchange Ratio of 1.104 and provide an additional amount of cash which, when added to the dollar value of 1.104 shares of Midwest Common Stock based on the Midwest Reference Stock Price as calculated pursuant to this SECTION 1.03(a) will equal $18.90.

                  (b) After the Effective Time, no holder of BFFC Common Stock which is issued and outstanding immediately prior to the Effective Time will have any rights in respect of such BFFC Common Stock except to receive shares of Midwest Common Stock (and the cash payment pursuant to SECTION 1.08(d)) for the shares of BFFC Common Stock converted as provided in this Section, or to receive payment for such shares of BFFC Common Stock in the manner and to the extent provided in Sections 11.65 and 11.70 of the Illinois BCA.

         1.04 ADJUSTMENTS. The Exchange Ratio and related amounts and related computations described in SECTION 1.03 shall be adjusted in the manner provided in this Section upon the occurrence of any of the following events.

                  (a) If Midwest declares a stock dividend, stock split or other general distribution of Midwest Common Stock to holders of Midwest Common Stock and the ex-dividend or ex-distribution date for such stock dividend, stock split or distribution occurs at any time after the date of this Agreement and prior to the Closing, then the Exchange Ratio shall be adjusted by multiplying it by that ratio (i) the numerator of which shall be the total number of shares of Midwest Common Stock outstanding immediately after such dividend, split or distribution, and (ii) the denominator of which shall be the total number of shares of Midwest Common Stock outstanding immediately prior to such dividend, split, or distribution, and the Midwest Reference Stock Price shall be adjusted by dividing it by the quotient achieved when (i) the total number of shares of Midwest Common Stock outstanding immediately after such dividend, split or distribution, is divided by (ii) the total number of shares of Midwest Common Stock outstanding immediately prior to such dividend, split, or distribution.

                  (b) Notwithstanding the foregoing, no adjustment shall be made to the Exchange Ratio in the event of the issuance of additional shares of Midwest Common Stock pursuant to the grant or sale of shares to, or for the account of, employees of Midwest pursuant to Midwest's stock option.

                  (c) Notwithstanding the other provisions of this SECTION 1.04, no adjustment shall be made to the Exchange Ratio in the event of the issuance of additional shares of Midwest Common Stock or other securities pursuant to a public offering, private placement, or an

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acquisition of one or more banks, corporations, or business assets for consideration which the Board of Directors, or a duly authorized committee of the Board of Directors, of Midwest in its reasonable business judgment determines to be fair and reasonable.

                  (d) Subject only to making any adjustment to the Exchange Ratio prescribed by this SECTION 1.04, nothing contained in this Agreement is intended to preclude Midwest from amending its Certificate of Incorporation to change its capital structure or from issuing additional shares of Midwest Common Stock, preferred stock, shares of other capital stock or securities which are convertible into shares of capital stock.

                  (e) In the event that the number of shares of BFFC Common Stock outstanding is greater than 1,498,802 for any reason whatsoever (whether such increase constitutes a breach of this Agreement), then the Exchange Ratio shall be adjusted to that ratio determined by multiplying the Exchange Ratio by a fraction (i) the numerator of which shall be 1,498,802 (the total number of shares of BFFC Common Stock outstanding as of the date of this Agreement after the cancellation of 10,366 shares held by the BFFC Recognition and Retention Plan and Trusts), and (ii) the denominator of which shall be the total number of shares of BFFC Common Stock outstanding as of the Effective Time of the Merger.

         1.05     TIME AND PLACE OF CLOSING.
                  -------------------------

                  (a) CLOSING; CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") will be held on a date mutually agreed upon by Midwest and BFFC (the "Closing Date"). In the absence of such agreement, the Closing shall be held within ten (10) business days after the last to occur of: (i) the receipt of all consents and approvals of government regulatory authorities as legally required to consummate the Merger and the expiration of all statutory waiting periods; and (ii) the requisite approval of the Merger by the Stockholders of BFFC; provided, however, that the Closing shall not occur prior to January 1, 2003.

                  (b) CLOSING LOCATION. The Closing shall take place at the offices of Hinshaw & Culbertson, 222 N. LaSalle Street, Suite 300, Chicago, Illinois, or such other place as Midwest and BFFC may mutually agree prior to the Closing Date.

         1.06 MIDWEST'S DELIVERIES AT CLOSING. At the Closing, Midwest shall deliver the following items to BFFC:

                  (a) evidence of the delivery by Midwest or its agents to the Exchange Agent (as defined below) of:

                           (i) certificates representing the number of shares of Midwest Common Stock to be issued in exchange for the shares of BFFC Common Stock pursuant to the terms of this Agreement; and

                           (ii) an aggregate amount of cash equal to the value of the total fractional shares of Midwest Common Stock which former holders of BFFC Common Stock would be entitled to receive pursuant to
         SECTION 1.08(d) and equal to the value of the BFFC Stock Options as calculated pursuant to SECTION 4.02 hereof;

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                  (b) a good standing certificate for Midwest issued by each of the Secretary of State of the States of Delaware and Illinois, and dated in each case not more than ten (10) business days prior to the Closing Date;

                  (c) a copy of the Certificate of Incorporation of Midwest certified not more than ten (10) business days prior to the Closing Date by the Secretary of State of the State of Delaware;

                  (d) a certificate of the Secretary or any Assistant Secretary of Midwest dated the Closing Date certifying a copy of the bylaws of Midwest;

                  (e) copies of resolutions of the board of directors of Midwest authorizing and approving this Agreement and the consummation of the Merger, certified as of the Closing Date by the Secretary or any Assistant Secretary of Midwest;

                  (f) a certificate executed by the President and Chief Executive Officer of Midwest dated the Closing Date stating that: (i) all of the representations and warranties of Midwest set forth in this Agreement are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date and giving full effect to any supplements that were delivered by Midwest to BFFC prior to the Closing Date in accordance with
SECTION 5.09 hereof; and (ii) Midwest has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by Midwest under the terms of this Agreement on or prior to the Closing Date;

                  (g) a legal opinion of Midwest's counsel dated the Closing Date to the effect set forth in EXHIBIT 1.06(g) attached hereto; and

                  (h) such other documents as BFFC may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to BFFC and its counsel.

         1.07 BFFC'S DELIVERIES AT CLOSING. At the Closing, BFFC shall deliver the following items to Midwest:

                  (a) a good standing certificate for BFFC issued by the Secretary of State of the State of Illinois and dated not more than ten (10) business days prior to the Closing Date;

                  (b) a copy of the Articles of Incorporation of BFFC certified not more than ten (10) business days prior to the Closing Date by the Secretary of State of the State of Illinois;

                  (c) a certificate of the Secretary or any Assistant Secretary of BFFC dated the Closing Date certifying a copy of the bylaws of BFFC;

                  (d) copies of resolutions of the board of directors of BFFC and the Stockholders authorizing and approving this Agreement and the consummation of the Merger, certified as of the Closing Date by the Secretary or any Assistant Secretary of BFFC;

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                  (e) a good standing certificate for the Bank issued by the
Office of Thrift Supervision (the "OTS") dated not more than ten (10) business days prior to the Closing Date;

                  (f) a copy of the Charter of the Bank certified by the OTS not more than ten (10) business days prior to the Closing Date;

                  (g) a certificate of the Secretary or Assistant Secretary of the Bank dated the Closing Date certifying a copy of the bylaws of the Bank and stating that there have been no further amendments to the Charter of the Bank delivered pursuant to SUBSECTION (f) of this Section;

                  (h) a certificate executed by the President and Chief Executive Officer of BFFC stating that: (i) all of the representations and warranties of BFFC set forth in this Agreement are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct and as of such earlier date and giving full effect to any supplements that were delivered by BFFC to Midwest prior to the Closing Date in accordance with
SECTION 5.09 hereof; and (ii) BFFC has performed and complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date;

                  (i) a list of the Stockholders as of three (3) business days prior to the Closing Date certified by the Secretary or any Assistant Secretary of BFFC;

                  (j) a legal opinion of BFFC's counsel dated the Closing Date and to the effect set forth in EXHIBIT 1.07(j); and

                  (k) such other documents as Midwest may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to Midwest and its counsel.

         1.08     EXCHANGE OF BFFC COMMON STOCK.
                  -----------------------------

                  (a) EXCHANGE PROCEDURES: At the Effective Time, the exchange agent, who shall be appointed by Midwest (the "Exchange Agent"), shall, as soon as practicable after the Effective Time but in no event later than three (3) business days following the Effective Time, mail to each holder of record (other than BFFC, any subsidiary of BFFC, or Midwest) of a certificate or certificates which as of the Effective Time represented outstanding shares of BFFC Common Stock (the "Certificates"), pursuant to documentation reasonably acceptable to Midwest and BFFC: (i) a form letter or transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Midwest Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent), together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive (as provided in SECTION 1.03(a) hereof) in exchange

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therefore Midwest Common Stock representing the number of shares of Midwest
Common Stock into which the shares of BFFC Common Stock, theretofore represented by the Certificate so surrendered, shall have been converted pursuant to the provisions of this ARTICLE I, plus an amount of cash for any fractional share of Midwest Common Stock which such holder would be entitled to receive pursuant to
SECTION 1.08(d) hereof and the Certificate so surrendered shall forthwith be delivered to Midwest for cancellation. Midwest shall direct the Exchange Agent to make such deliveries within three (3) business days of receipt of all required documentation. In the event of a transfer of ownership of BFFC Common Stock which is not registered in the transfer records of BFFC, Midwest Common Stock may be issued to a transferee if the Certificate representing such BFFC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by any applicable stock transfer taxes.

                  (b) FAILURE TO EXCHANGE BFFC COMMON STOCK. No dividends or other distributions declared after the Effective Time with respect to Midwest Common Stock payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Midwest Common Stock represented thereby until the holder of record shall surrender such Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate, the holder thereof shall be entitled to receive any such dividends or distributions without interest thereon, which theretofore became payable with respect to the Midwest Common Stock represented by such Certificate. All dividends or other distributions declared on or after the Effective Time with respect to the Midwest Common Stock and payable to the holders of record thereof on or after the Effective Time which are payable to the holder of a Certificate not theretofore surrendered and exchanged for Midwest Common Stock pursuant to this
SECTION 1.08 shall be paid or delivered by Midwest to the Exchange Agent, in trust, for the benefit of such holders. All such dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates unclaimed at the end of one (1) year from the Effective Time shall be repaid or redelivered by the Exchange Agent to Midwest after which time any holder of Certificates who has not theretofore surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to Midwest for payment or delivery of such dividends or distributions, as the case may be. Any shares of Midwest Common Stock delivered or made available to the Exchange Agent pursuant to this SECTION 1.08 and not exchanged for Certificates within one (1) year after the Effective Time pursuant to this SECTION 1.08 shall be returned by the Exchange Agent to Midwest which shall thereafter act as Exchange Agent subject to the rights of holders of unsurrendered Certificates under this ARTICLE I.

                  (c) FULL PAYMENT. All shares of Midwest Common Stock (or cash, in the case of fractional shares) issued upon the surrender for exchange of BFFC Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BFFC Common Stock. The shares of Midwest Common Stock for which the shares of BFFC Common Stock shall be exchanged shall thereupon be validly issued and outstanding, fully paid and non-assessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.

                  (d) FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Midwest Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Midwest shall relate to any fractional share, and such fractional share

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interests will not entitle the owner thereof to vote or any rights of a stockholder of Midwest. In lieu of any fractional share, the Exchange Agent or Midwest as the case may be, shall pay to each holder of shares of BFFC Common Stock who otherwise would be entitled to receive a fractional share of Midwest Common Stock, an amount of cash (without interest) equal to the product achieved when such fraction is multiplied by the price equal to the closing sale price of Midwest Common Stock as quoted on Nasdaq at the close of business on the Closing Date.

                  (e) LIST OF BFFC STOCKHOLDERS. At the Effective Time, BFFC shall deliver a certified copy of a list of its stockholders to the Exchange Agent (as of three (3) business days prior to the Effective Time), after which there shall be no further registrations or transfers on the stock transfer books of BFFC of the shares of BFFC Common Stock that were outstanding immediately prior thereto. If, after the Effective Time, Certificates representing such shares are presented to BFFC, they shall be canceled and exchanged as provided in this ARTICLE I.

                  (f) ESCHEAT. Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a former holder of BFFC Common Stock for any cash or securities delivered to a public official pursuant to applicable escheat or abandoned property laws.

         1.09 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to the Stockholders pursuant to the IBCA, any shares held by a person who objects to the Merger, whose shares either were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the IBCA concerning the rights of such person to dissent from the Merger and to require appraisal of such person's shares and who has not withdrawn such objection or waived such rights prior to the Closing Date ("Dissenting Shares") shall not be converted pursuant to SECTION 1.03 hereof but shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the IBCA; provided, however, that each Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the IBCA, shall be deemed to be converted, as of the Effective Time, into the right to receive Midwest Common Stock as provided in this ARTICLE I.

         1.10 MERGER OF THE BANK. The parties understand that it is the present intention of Midwest to merge the Bank, at or after the Effective Time into Midwest Bank. BFFC shall take all such actions as are reasonably requested by Midwest so that Midwest may accomplish the Bank Merger as aforesaid; provided, however, that: (a) the Bank Merger will be effective no earlier than the Effective Time; (b) none of Midwest's actions in connection with the Bank Merger will unreasonably interfere with any of the operations of BFFC or the Bank prior to the Effective Time; (c) neither BFFC nor the Bank will be required to take any irrevocable action prior to the Closing in connection with the Bank Merger; and (d) no action taken or caused to be taken by BFFC or the Bank pursuant to this SECTION 1.10 will result in any unreimbursed cost or expense to BFFC or the Bank. Nothing contained in this SECTION 1.10 is intended to impose an obligation on BFFC or the Bank to alter the manner in which they conduct their respective businesses; provided further, that nothing in this SECTION 1.10 shall result in any change to the Exchange Ratio.

                 II. REPRESENTATIONS AND WARRANTIES OF MIDWEST

         Midwest represents and warrants to BFFC that:

         2.01     ORGANIZATION.
                  ------------

                  (a) Midwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. Midwest is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect (as herein defined) on Midwest. Midwest has all requisite corporate power and authority to enter into this Agreement and, upon the approval of all requisite state and federal regulatory agencies, to consummate the transactions contemplated hereby and thereby. Midwest is duly registered as a bank holding company under the BHC.

                  (b) As used in this Agreement, the term "Material Adverse Effect" with respect to Midwest means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the
(i) condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations, of Midwest on a consolidated basis; or (ii) an impairment in any material respect of the ability of Midwest to timely perform its obligations under this Agreement; it being understood that a Material Adverse Effect with respect to Midwest shall not include: (1) a change with respect to, or effect on, Midwest and the Midwest Subsidiaries (as defined in SECTION 2.06 hereof) resulting from a change in law, rule, regulation, generally accepted accounting principles accepted in the United States ("GAAP") or regulatory accounting principles, as such would apply to the financial statements of Midwest on a consolidated basis; (2) a change with respect to, or effect on, Midwest and the Midwest Subsidiaries resulting from expenses (such as legal, accounting and investment bankers fees) incurred in connection with the transactions contemplated by this Agreement; (3) a change with respect to, or effect on, Midwest and the Midwest Subsidiaries resulting from any other matter affecting depository institutions generally (including, without limitation, financial institutions and their holding companies) including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; and (4) actions or omissions taken by Midwest as required hereunder.

         2.02 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by Midwest's Board of Directors, and all necessary corporate action on the part of Midwest has been taken. This Agreement has been duly executed and delivered by Midwest and, subject to the approval of all requisite state and federal regulatory agencies, constitutes the valid and binding obligation of Midwest (except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines).

         2.03 CONFLICTS. Subject to the second sentence of this SECTION 2.03, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby, will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of the Certificate of Incorporation or By-laws of Midwest or similar documents of any Midwest Subsidiary or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Midwest or any Midwest Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) individually or in the aggregate do not have a Material Adverse Effect on Midwest, (ii) will be cured or waived prior to the Closing Date or (iii) except as disclosed in SCHEDULE 2.03 OF THE DISCLOSURE SCHEDULE OF MIDWEST (which was delivered by Midwest to BFFC prior to the execution of this Agreement). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Midwest in connection with the execution and delivery of this Agreement or the consummation by Midwest of the transactions contemplated hereby the absence of which would have a Material Adverse Effect upon Midwest and except for: (a) the filing by Midwest of an application on Form Y-4 with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC for prior approval of the transactions contemplated by this Agreement; (b) the filing by Midwest of a notice with the Office of Thrift Supervision ("OTS") regarding the transactions contemplated by this Agreement; (c) the filing by Midwest of the Registration Statement relating to the Midwest Common Stock to be issued pursuant to this Agreement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and various blue sky authorities, which Registration Statement shall include the proxy statement for use in connection with the meeting of the stockholders of BFFC (the "Proxy Statement") to be called pursuant to SECTION 5.04 hereof; (d) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of the State of the State of Illinois; (e) the filing by Midwest of applications with the appropriate bank regulatory authorities in order to consummate the transactions described in SECTION 1.10 hereof; (f) any filings, approvals or no-action letters with or from state securities authorities; and
(g) any anti-trust filings, consents, waivers or approvals.

         2.04     CAPITALIZATION.
                  --------------

                  (a) As of the date hereof, the authorized capital stock of Midwest consists of (i) 24,000,000 shares of Midwest Common Stock, $.01 par value per share, of which no more than 17,069,063 shares are issued and outstanding and 912,654 shares are held as treasury shares and (ii) 1,000,000 shares of preferred stock, $.01 par value, of which none are issued and outstanding. All of the issued and outstanding shares of Midwest Common Stock have been, and all of the shares of the Surviving Corporation common stock to be issued in the Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of Midwest Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Midwest and none of the outstanding shares of Midwest Common Stock is or will be entitled to any preemptive rights in respect of the Merger or any of the other transactions contemplated by SCHEDULE 2.05 OF THE DISCLOSURE SCHEDULE OF MIDWEST. All shares of Midwest Common Stock have been issued in compliance with all federal and state securities laws.

                  (b) As of June 30, 2002, Midwest had reserved 1,725,000 shares of Midwest Common Stock for issuance under stock option plans for the benefit of the employees of Midwest, pursuant to which options covering 763,895 shares of Midwest Common Stock were outstanding as of June 30, 2002 (the "Midwest Stock Option Plans"). Except as set forth in this SECTION 2.04(b), there are no shares of capital stock or other equity securities of Midwest outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Midwest, or contracts, commitments, understandings, or arrangements by which Midwest is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

         2.05 LITIGATION. Except as set forth in SCHEDULE 2.05 OF THE DISCLOSURE SCHEDULE OF MIDWEST, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best of the knowledge of Midwest, threatened against or affecting Midwest or any Midwest Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would materially affect the ability of Midwest to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Midwest or any Midwest Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         2.06     MIDWEST SUBSIDIARIES.
                  --------------------

                  (a) All of the Midwest Subsidiaries as of the date of this Agreement are listed on SCHEDULE 2.06 OF THE DISCLOSURE SCHEDULE OF MIDWEST. Midwest owns directly or indirectly all of the issued and outstanding shares of capital stock of the Midwest Subsidiaries. SCHEDULE 2.06 OF THE DISCLOSURE SCHEDULE OF MIDWEST accurately identifies the number of shares of authorized and outstanding capital stock of the Midwest Subsidiaries. Except as set forth in
SCHEDULE 2.06 OF THE DISCLOSURE SCHEDULE OF MIDWEST, neither Midwest nor the Midwest Subsidiaries owns directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business. No capital stock of any of the Midwest Subsidiaries is or may become required to be issued (other than to Midwest) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Midwest Subsidiary. There are no contracts commitments, understandings or arrangements relating to the rights of Midwest to vote or to dispose of shares of the capital stock of any Midwest Subsidiary. All of the shares of capital stock of each Midwest Subsidiary held by Midwest or a Midwest Subsidiary are fully paid and non-assessable and are owned by Midwest free and clear of any claim, lien or encumbrance, except as disclosed on SCHEDULE 2.06 OF THE DISCLOSURE SCHEDULE OF MIDWEST.

                  (b) Each Midwest Subsidiary is either a state bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on Midwest. Each Midwest Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets, properties and businesses and to carry on its business as they have been and are now being conducted.

                  (c) For purposes of this Agreement, "Midwest Subsidiaries" shall mean all those corporations, banks, associations, and other entities of which Midwest owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity, through a small business investment corporation, or otherwise as an investment by an entity that invests in unaffiliated companies in the ordinary course of business.

                  (d) Each of the Midwest Subsidiaries that is a bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, the deposits of which are insured by the FDIC through the Bank Insurance Fund to the full extent permitted under applicable law.

         2.07 MIDWEST FINANCIAL STATEMENTS; MATERIAL CHANGES. Midwest has heretofore delivered to BFFC its audited, consolidated financial statements for the years ended December 31, 2001, December 31, 2000, and December 31, 1999 and its unaudited, consolidated financial statements for the three (3) months ended March 31, 2002 (the "Midwest Financial Statements"). The Midwest Financial Statements (x) are true and complete in all material respects; (y) have been prepared in accordance with GAAP and comply in all material respect with applicable accounting requirements and with the published rules and regulations of the SEC; and (z) fairly present the consolidated financial position of Midwest as of the dates thereof and the consolidated results of its operations, stockholders' equity and changes in financial position for the periods then ended, except as may be indicated in the notes thereto and subject to normal year-end non-material audit adjustments in amounts consistent with past experience in the case of the unaudited Midwest Financial Statements. Since March 31, 2002, to the date hereof, Midwest has not undergone or suffered any changes in its respective condition (financial or otherwise), properties, assets, liabilities, business or operations which have been, in any case or in the aggregate, materially adverse to Midwest on a consolidated basis. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that Midwest will suffer or experience a Material Adverse Effect.

                  2.08 MIDWEST FILINGS. Midwest has previously made available, or will make available prior to the Effective Time, to BFFC true and complete copies of its (i) proxy statements relating to all meetings of stockholders (whether special or annual) during the calendar years 1999, 2000, 2001 and 2002 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities and Exchange Act of 1934, as amended (the "Securities Exchange Act"), by Midwest with the SEC since January 1, 1999, including without limitation, on Forms 10-K, Forms 10-Q and Forms 8-K.

         2.09 MIDWEST REPORTS. Since January 1, 1997, Midwest and the Midwest Subsidiaries has each filed, and will continue to file through the Closing Date, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be, required to file with
(i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and Forms 8-K, and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Illinois Commissioner of Banks and Real Estate (the "Commissioner"), (v) the National Association of Securities Dealers (the "NASD"), and (vi) any applicable state banking, insurance, securities, or other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement made therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the Federal Reserve Board, the Commissioner or the FDIC in the regular course of the business of Midwest or any Midwest Subsidiary, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of Midwest, investigation into the business or operations of Midwest or the Bank within the past five (5) years. There is no unresolved violation, criticism or exception by the Federal Reserve Board, the Commissioner, the FDIC or other agency, commission or entity with respect to any report or statement referred to herein that has or is expected to have a Material Adverse Effect on Midwest.

         2.10     COMPLIANCE WITH LAWS.
                  --------------------

                  (a) Except as disclosed in SCHEDULE 2.10 OF THE DISCLOSURE SCHEDULE OF MIDWEST, the businesses of Midwest and the Midwest Subsidiary are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by Midwest or the Midwest Subsidiaries, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on Midwest. The business and affairs of the Midwest Subsidiaries have been managed in accordance with prudent banking practices.

                  (b) No investigation or review by the Federal Reserve Board, the FDIC or the Commissioner with respect to Midwest or the Midwest Subsidiaries is pending or, to the best of the knowledge of Midwest, threatened, nor has any governmental entity indicated to Midwest an intention to conduct the same, other than normal bank regulatory examinations and those the outcome of which will not have a Materially Adverse Effect on Midwest.

                  (c) Each of Midwest and the Midwest Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, Midwest has not been advised of the existence of any act or circumstance or set of facts or circumstances which, if true, would cause Midwest or the Midwest Subsidiaries to fail to be in substantial compliance with such provisions. The Midwest Subsidiaries, where applicable, have not received a rating from the applicable regulatory authority which is less than "satisfactory" since January 1, 1997.

         2.11 DEFAULTS. There has not been any material default in any obligation to be performed by Midwest or any Midwest Subsidiary under any material contract or commitment, which would have a Material Adverse Effect on Midwest and neither Midwest nor any such Subsidiary has waived, and will not waive prior to the Closing Date, any material right under any material contract or commitment which would have a Material Adverse Effect on Midwest. To the best of the knowledge of Midwest, no other party to any material contract or commitment is in material default in any material obligation to be performed by such party which would have a Material Adverse Effect upon Midwest.

         2.12 UNDISCLOSED LIABILITIES. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring (individually a "Liability" collectively the "Liabilities") have, in the case of Midwest and the Midwest Subsidiaries, been reflected, disclosed or reserved against in the Midwest Financial Statement (or the footnotes thereto), dated as of March 31, 2002, in accordance with GAAP, and Midwest and the Midwest Subsidiaries have no other Liabilities except (a) Liabilities incurred since March 31, 2002 in the ordinary course of business or (b) as disclosed in SCHEDULE 2.12 OF THE DISCLOSURE SCHEDULE OF MIDWEST.

         2.13 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the Midwest Financial Statement, dated as of March 31, 2002 (and as shown on any financial statements to be delivered by Midwest to BFFC pursuant to SECTION 5.06 hereof), to the best of the knowledge of Midwest, as of such date was (and will be as of such subsequent financial statement dates) adequate based upon its past business practices to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal and/or state regulatory authorities to financial institutions.

         2.14 MIDWEST BENEFIT PLANS. Set forth on SCHEDULE 2.14 OF THE DISCLOSURE SCHEDULE OF MIDWEST are any retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, bonus, group insurance, severance and other employee benefit plans which Midwest has in effect as of the date hereof, and true and correct copies (or detailed summaries) of each such plan are attached to and made a part of
SCHEDULE 2.14 OF THE DISCLOSURE SCHEDULE OF MIDWEST.

         2.15 INSURANCE. In the reasonable judgment of management of Midwest, Midwest and each Midwest Subsidiary maintain insurance with an insurer which is sound and reputable on their respective assets, and upon their respective businesses and operations, against loss or damage, risks, hazards and liabilities of the kinds customarily insured by prudent corporations engaged in the same or similar businesses.

         2.16     COMPLIANCE WITH ENVIRONMENTAL LAWS.
                  ----------------------------------

                  (a) To the best knowledge of Midwest, and except as set forth in SCHEDULE 2.16 OF THE DISCLOSURE SCHEDULE OF MIDWEST: (i) the operations of Midwest and the Midwest Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the operations of Midwest or the Midwest Subsidiaries, no assets presently or, formerly owned or leased by Midwest or the Midwest Subsidiaries and, no Mortgaged Premises or Participating Facility (as defined below) are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which Midwest, the Midwest Subsidiaries or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of Midwest or the Midwest Subsidiaries, no assets presently owned or formerly owned by Midwest or the Midwest Subsidiaries, and, no Mortgaged Premises or a Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has Midwest or the Midwest Subsidiaries, or any owner of a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither Midwest nor the Midwest Subsidiaries, nor any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) To the best knowledge of Midwest, and except as set forth in SCHEDULE 2.16 OF THE DISCLOSURE SCHEDULE OF MIDWEST, with respect to (i) the real estate owned (other than OREO) or leased by Midwest or the Midwest Subsidiaries; (ii) OREO presently or formerly held by Midwest or the Midwest Subsidiaries; and (iii) any real estate formerly owned (other than OREO) or leased by Midwest or the Midwest Subsidiaries (the "Midwest Premises"): (x) no part of the Midwest Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (y) the Midwest Premises do not contain, and have never contained, an underground storage tank; and (z) the Midwest Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source.

                  (c) For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., ss.9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws (as defined below) and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous

Substance; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance. For purposes of this Section, "Mortgaged Premises" shall mean each (i) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to either Midwest or the Midwest Subsidiaries or BFFC or the Bank (as applicable) a lien on or security interest in such real property interest and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to either Midwest or the Midwest Subsidiaries or BFFC or the Bank (as applicable) a lien thereon or security interest therein; provided, however, that the term "Mortgaged Premises" shall not include one to four unit single family residences. For purposes of this Section, "Participating Facility" means any property in which either Midwest or the Midwest Subsidiaries or BFFC or the Bank (as applicable) participates in the management of such property and, where the context requires, includes the owner or operator of such property.

         2.17     ASSETS.
                  ------

                  (a) Midwest and the Midwest Subsidiaries have good, sufficient and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned by Midwest or the Midwest Subsidiaries or in the Midwest Financial Statement, dated as of March 31, 2002, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) Permitted Liens (as defined in SECTION 3.22(c) hereof). Substantially all of the buildings, structures, fixtures and appurtenances comprising part of the real properties of Midwest and the Midwest Subsidiaries (whether owned or leased by Midwest or the Midwest Subsidiaries) are in good operating condition and have been adequately maintained, reasonable wear and tear excepted. Midwest and Midwest Subsidiaries have title or other rights to all their other assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and, except for the Permitted Liens, free, clear and discharged of, and from any and all liens, charges, encumbrances, security interests and/or equities which are material to Midwest on a consolidated basis.

                  (b) All leases pursuant to which Midwest or the Midwest Subsidiaries, as lessee, leases real or personal property which are material to the business of Midwest on a consolidated basis are, to the best of the knowledge of Midwest, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either Midwest or the Midwest Subsidiaries, or to the best knowledge of Midwest, the other party.

         2.18 FEES. Other than the financial advisory services performed for Midwest by Sandler O'Neill, neither Midwest or any of the Midwest Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed a broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Midwest or any Midwest Subsidiary in connection with this Agreement or the transactions contemplated hereby.

         2.19 GOVERNMENTAL APPROVALS. No fact or condition exists with respect to Midwest or any Midwest Subsidiary which Midwest has reason to believe may prevent it from obtaining timely approval of the Merger or any other transaction contemplated by this Agreement by any governmental authority.

         2.20 DISCLOSURE. None of the information supplied by Midwest for inclusion in the Proxy Statement (as defined in SECTION 2.03 hereof) to be delivered to the Stockholders as required by SECTION 5.04 hereof will at the time of the meeting of the Stockholders to be held in connection with the Merger as required by SECTION 5.04 hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.21 NO OTHER REPRESENTATION OR WARRANTY. Except for the representations and warranties expressly contained in this ARTICLE II, Midwest has not made any other representation or warranty (express or implied, oral or written).

                  III. REPRESENTATIONS AND WARRANTIES OF BFFC

         BFFC represents and warrants to Midwest that:

         3.01     ORGANIZATION.
                  -----------

                  (a) BFFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite power and authority, corporate, or otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. BFFC is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on BFFC (as defined below). BFFC has all requisite corporate power and authority to enter into this Agreement and, upon the receipt of the approval of the Stockholders of the Merger and the approval of all requisite state and federal regulatory agencies, to consummate the transactions contemplated hereby. BFFC is duly registered as a savings and loan holding company under the HOLA.

                  (b) As used in this Agreement, the term "Material Adverse Effect" with respect to BFFC means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the
(i) condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations, of BFFC on a consolidated basis; or (ii) the ability of BFFC to timely complete the transactions contemplated hereby; it being understood that a Material Adverse Effect with respect to BFFC shall not include: (1) a change with respect to, or effect on, BFFC and its consolidated subsidiaries resulting from a change in law, rule, regulation, GAAP or regulatory accounting principles, as such would apply to the financial statements of BFFC on a consolidated basis; (2) a change with respect to, or effect on, BFFC and its consolidated subsidiaries resulting from expenses (such as legal, accounting and investment bankers fees) incurred in connection with the transactions contemplated by this Agreement; (3) the payment of any amounts due to, or the provision of any benefits to, any officer or employee under employment contracts or employee benefit plans, severance agreements, consulting agreements or other arrangements in existence as of the date hereof; (4) a change with respect to, or effect on, BFFC and its consolidated subsidiaries resulting from any other matter affecting depository institutions generally (including, without limitation, financial institutions and their holding companies) including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or (5) actions or omissions by BFFC taken with the prior written consent of Midwest in contemplation of the transactions contemplated hereby or as required hereunder.

         3.02 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and unanimously approved and authorized by BFFC's Board of Directors, and all necessary corporate action on the part of BFFC has been taken, other than the receipt of the approval of the Stockholders of the Merger. This Agreement has been duly executed and delivered by BFFC and, subject to the approval of the Stockholders of the Merger and the approval of all requisite state and federal regulatory agencies, constitutes the valid and binding obligation of BFFC (except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines).

         3.03 CONFLICTS. Subject to the second sentence of this SECTION 3.03, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby, will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any property or assets under any provision of the Articles of Incorporation or By-laws of BFFC or similar documents of the Bank, or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BFFC or the Bank or their respective properties, other than any such conflicts, violations or defaults which (i) individually or in the aggregate do not have a Material Adverse Effect on BFFC, (ii) will be cured or waived prior to the Closing Date or (iii) except as disclosed in SCHEDULE 3.03 OF THE DISCLOSURE SCHEDULE OF BFFC (which was delivered by BFFC to Midwest prior to the execution of this Agreement). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to BFFC in connection with the execution and delivery of this Agreement or the consummation by BFFC of the transactions contemplated hereby the absence of which would not have a Material Adverse Effect upon BFFC except for: (a) the filing by Midwest of an application on Form Y-4 with the Federal Reserve Board under the BHC for prior approval of the transactions contemplated by this Agreement; (b) the filing by Midwest of a notice with the OTS regarding the transactions contemplated by this Agreement;
(c) the filing by Midwest of the Registration Statement with the SEC under the Securities Act and various blue sky authorities, which Registration Statement shall include the Proxy Statement; (d) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Illinois;
(e) the filing by Midwest of applications with the appropriate bank regulatory authorities in order to consummate the transactions described in SECTION 1.10 hereof; (f) any filings, approvals or no-action letters with or from state securities authorities; and (g) any anti-trust filings, consents, waivers or approvals.

         3.04 ANTITAKEOVER PROVISIONS INAPPLICABLE. This Agreement has been unanimously approved by the Board of Directors of BFFC. No "business combination," "moratorium," "control share" or other state antitakeover statute or regulation, (i) prohibits or restricts the ability of BFFC to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provision hereof, or (iii) would subject Midwest to any material impediment or condition in connection with the exercise of any of its rights under this Agreement. The provisions of Article VIII of the Articles of Incorporation of BFFC are not applicable to the Merger or any other transaction contemplated by this Agreement.

         3.05     CAPITALIZATION AND STOCKHOLDERS.
                  -------------------------------

                  (a) As of the date hereof, the authorized capital stock of BFFC consists of (i) 8,000,000 shares of BFFC Common Stock, $.01 par value per share, of which 1,509,168 shares are issued and outstanding and 1,003,582 shares are held as treasury shares; (ii) 7,200,000 shares of BFFC Excess Common Stock, $.01 par value per share, none of which are issued and outstanding; and (iii) 2,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding. All of the issued and outstanding shares of BFFC Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of BFFC Common Stock are subject to any preemptive rights of the current or past stockholders of BFFC. All of the shares of BFFC Common Stock have been issued in material compliance with all federal and state securities laws.

                  (b) As of June 30, 2002, BFFC had reserved 258,143 shares of BFFC Common Stock for issuance under a stock option plan for the benefit of the employees, directors, former employees and former directors of BFFC (the "BFFC Stock Option Plan") pursuant to which options covering 258,143 shares of BFFC Common Stock (the "BFFC Stock Options") were outstanding as of June 30, 2002 (the "BFFC Stock Option Plan"). As of June 30, 2002, 20,423 shares of BFFC Common Stock were outstanding under BFFC's Recognition and Retention Plan and Trusts (10,366 shares of which will be cancelled prior to the Effective Time). Except as set forth in this SECTION 3.05(b), there are no shares of capital stock or other equity securities of BFFC outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of BFFC, or contracts, commitments, understandings, or arrangements by which BFFC is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

         3.06 BFFC FINANCIAL STATEMENTS; MATERIAL CHANGES. BFFC has heretofore delivered to Midwest its audited, consolidated financial statements for the years ended June 30, 2001, June 30, 2000 and June 30, 1999, and its unaudited, consolidated financial statements for the nine (9) months ended March 31, 2002 (the "BFFC Financial Statements"), and the Reports of Income and Reports of Condition for the Bank for the years ended December 31, 2001, December 31, 2000, and December 31, 1999, and for the three months ended March 31, 2002 (the "Bank Reports"). The BFFC Financial Statements (x) are true and complete in all material respects; (y) have been prepared in accordance with GAAP and comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC; and (z) fairly present the consolidated financial position of BFFC as of the dates thereof and the consolidated results of its operations, stockholders' equity and changes in financial position for the periods then ended, except as may be indicated in the notes thereto and subject to normal year-end non-material adjustments in amounts consistent with past experience in the case of the unaudited BFFC Financial Statements. The Bank Reports (1) are true and complete in all material respects; (2) have been prepared in accordance with GAAP as modified by banking regulations; and (3) fairly represent the financial position of the Bank as of the dates thereof and the results of its operations, stockholder's equity and changes in financial position for the periods then ended, subject to normal year-end adjustments in amounts consistent with past experience in the case of the Bank Report dated March 31, 2002. Since March 31, 2002 to the date hereof, BFFC, on a consolidated basis, has not undergone or suffered any changes in its condition (financial or otherwise), properties, assets, liabilities, business or operations which have been, in any case or in the aggregate, materially adverse to BFFC on a consolidated basis. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that BFFC will suffer or experience a Material Adverse Effect.

         3.07     BANK.
                  ----

                  (a) BFFC owns all of the issued and outstanding capital stock of the Bank, which is the only subsidiary of BFFC, and will own all of such shares as of the Closing Date. The capitalization of the Bank is set forth in
SCHEDULE 3.07 OF THE DISCLOSURE SCHEDULE OF BFFC. Neither BFFC nor the Bank owns directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business. All of the issued and outstanding shares of Bank capital stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Bank Common Stock are subject to any preemptive rights of the current or past stockholders of the Bank. No capital stock of the Bank is or may become required to be issued (other than to BFFC) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Bank. There are no contracts, commitments, understandings or arrangements relating to the rights of BFFC to vote or to dispose of shares of the capital stock of the Bank. All of the shares of capital stock of the Bank held by BFFC are fully paid and non-assessable and are owned by BFFC free and clear of any claim, lien or encumbrance.

                  (b) The Bank is a federal savings bank and is duly organized, validly existing and in good standing under the laws of the United States, and is duly qualified to do business and in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on BFFC. The Bank has the corporate power and authority necessary for it to own, operate or lease its assets, properties and business and to carry on its business substantially as they have been and are now being conducted.

                  (c) The conversion of the Bank from mutual to stock form of organization and the concurrent holding company formation (the "Conversion") was conducted and effectuated in accordance with all applicable laws, rules and regulations, and pursuant to all terms and conditions of regulatory approvals, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on BFFC. Neither BFFC nor the Bank incurred any federal or state tax liability as a result of the Conversion. Set forth on SCHEDULE 3.07 OF THE DISCLOSURE SCHEDULE OF BFFC is a true and correct copy of the tax opinion issued in connection with the Conversion. The Bank is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by the Bank are insured by the FDIC through the Savings Association Insurance Fund to the full extent permitted under applicable laws. The Bank is, and at all times since June 1, 1999 has been a "qualified thrift lender" (as that term is used in Section 10(m) of HOLA). The records of the Bank with respect to the liquidation account of the Bank are complete and accurate in all material respects, and such records permit the calculation of the liquidation account. None of the transactions contemplated by this Agreement would constitute a complete liquidation of the Bank so as to require the distribution of such liquidation account of the Bank to any existing or former savings or demand account holders of the Bank.

         3.08 BFFC FILINGS. BFFC has previously made available, or will make available prior to the Effective Time, to Midwest true and complete copies of its (i) proxy statements relating to all meetings of stockholders (whether special or annual) during the calendar years 1999, 2000, 2001 and 2002 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act, by BFFC with the SEC since January 1, 1999, including without limitation, on Forms 10-K, Forms 10-Q and Forms 8-K.

         3.09     BFFC REPORTS. Since January 1, 1997, each of BFFC and the
Bank has filed, and will continue to file through the Closing Date, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be, required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and Forms 8-K, and proxy statements,
(ii) the OTS, (iii) the NASD and (iv) any applicable state banking, insurance, securities, or other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement made therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of BFFC or the Bank, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of BFFC, investigation into the business or operations of BFFC or the Bank within the past five (5) years. There is no unresolved violation, criticism or exception by the OTS, the FDIC or other agency, commission or entity with respect to any report or statement referred to herein that has or is expected to have a Material Adverse Effect on BFFC.

         3.10     COMPLIANCE WITH LAWS.
                  --------------------

                  (a) Except as disclosed in the SCHEDULE 3.10 OF THE DISCLOSURE SCHEDULE OF BFFC, the businesses of BFFC and the Bank are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by BFFC or the Bank, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on BFFC.

                  (b) The policies, programs and practices of BFFC and the Bank relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with applicable material laws, orders, regulations, public policies and ordinances governing employment and terms and conditions of employment. There are no disputes, claims, or charges, pending or, to the best of the knowledge of BFFC, threatened, against BFFC or the Bank alleging breach of any express or implied employment contract or commitment, or material breach of any applicable law, order, regulation, public policy or ordinance relating to employment or terms and conditions of employment, and, to the best of the knowledge of BFFC, there is no basis for any valid claim or charge with regard to such matters.

                  (c) Except as disclosed in SCHEDULE 3.10 OF THE DISCLOSURE SCHEDULE OF BFFC, no investigation or review by the FDIC or the OTS with respect to BFFC or the Bank is pending or, to the best of the knowledge of BFFC, threatened, nor has any governmental entity indicated to BFFC an intention to conduct the same, other than normal bank regulatory examinations and those the outcome of which will not have a Materially Adverse Effect on BFFC.

                  (d) Each of BFFC and the Bank, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, BFFC has not been advised of the existence of any act or circumstance or set of facts or circumstances which, if true, would cause BFFC or the Bank to fail to be in substantial compliance with such provisions. The Bank has not received a rating from the applicable regulatory authority which is less than "satisfactory" since January 1, 1997.

         3.11 LITIGATION. Except as disclosed in SCHEDULE 3.11 OF THE DISCLOSURE SCHEDULE OF BFFC, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best of the knowledge of BFFC, threatened against BFFC or the Bank, or any of their respective officers, directors or employees, in their capacities as such, which is seeking damages against BFFC, the Bank, or any of their respective officers, directors or employees, in their capacities as such, or which would materially affect the ability of BFFC to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against BFFC or the Bank or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         3.12 LICENSES. BFFC and the Bank hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and adequate authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted (the "BFFC Licenses"), except for such BFFC Licenses the failure of which to hold will not have a Material Adverse Effect on BFFC.

         3.13     TAXES.
                  -----

                  (a) Except as disclosed in SCHEDULE 3.13 OF THE DISCLOSURE SCHEDULE OF BFFC, BFFC and the Bank have each timely filed all tax and information returns required to be filed (all such returns being true and complete in all material respects) and have paid (or BFFC has paid on behalf of the Bank), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither BFFC nor the Bank is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against BFFC or the Bank that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of BFFC and the Bank have not been audited by either the Internal Revenue Service or the Illinois Department of Revenue for any of the last three (3) years. Neither BFFC nor the Bank is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of BFFC and the Bank have been accounted for in accordance with past practices. BFFC and the Bank have properly accrued for all real estate taxes.

                  (b) BFFC has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")), where BFFC was not the common parent of the group. Neither BFFC nor the Bank is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than BFFC or the Bank.

                  (c) BFFC and the Bank have each withheld amounts from its employees, Stockholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security and unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and notified all employees, stockholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws and has taken reasonable steps to insure that such employees, Stockholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

         3.14 INSURANCE. BFFC and the Bank maintain insurance with an insurer which in the best judgment of management of BFFC is sound and reputable, on their respective assets, and upon their respective businesses and operations, against loss or damage, risks, hazards and liabilities of the kinds customarily insured against by prudent corporations engaged in the same or similar businesses. BFFC and the Bank maintain in effect all insurance required to be carried by law or by any agreement by which they are bound, except where the failure to so maintain would not have a Material Adverse Effect on BFFC. All material claims under all policies of insurance maintained by BFFC and the Bank have been filed in due and timely fashion. Neither BFFC nor the Bank has had an insurance policy canceled by the issuer of the policy within the past five (5) years. SCHEDULE 3.14 OF THE DISCLOSURE SCHEDULE OF BFFC contains a description of all material claims filed by BFFC or the Bank within the last five (5) years.

         3.15     LOANS; INVESTMENTS.
                  ------------------

                  (a) Except as otherwise disclosed in SCHEDULE 3.15 OF THE DISCLOSURE SCHEDULE OF BFFC, each material loan reflected as an asset on the BFFC Financial Statement, dated as of March 31, 2002, is evidenced by written documentation issued in the normal course of BFFC's and the Bank's business and constitutes, to the best of the knowledge of BFFC, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines; to the best of the knowledge of BFFC, no obligor named therein is seeking to avoid the enforceability of the terms of any loan under any such laws or equitable principles or doctrines and no loan is subject to any defense, offset or counterclaim. All such loans originated by BFFC or the Bank, and to the best of the knowledge of BFFC, all such loans purchased by BFFC or the Bank, were made or purchased in accordance with customary lending standards of BFFC or the Bank and in the ordinary course of business of BFFC or the Bank. Except as set forth in the SCHEDULE 3.15 OF THE DISCLOSURE SCHEDULE OF BFFC, all such loans are, and at the Closing Date will be, free and clear of any security interest, lien, encumbrance or other charge, and BFFC and the Bank have complied, and at the Closing Date will have complied, in all material respects, with all material laws and regulations relating to such loans. As of June 30, 2002, there are no loans or other assets of BFFC or the Bank that have been classified by examiners or others as "Other Assets Specially Mentioned," "Substandard," "Doubtful" or "Loss." Set forth on SCHEDULE 3.15 OF THE DISCLOSURE SCHEDULE OF BFFC is a complete list of the Bank's OREO as of March 31, 2002.

                  (b) All guarantees of indebtedness owed to BFFC or the Bank, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best of the knowledge of BFFC, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines and except as would not be material to BFFC on a consolidated basis.

                  (c) In originating, underwriting, servicing, and discharging loans, mortgages, land contracts, and contractual obligations relating thereto, either for its own account or for the account of others, the Bank has complied in all material respects with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures with respect to such servicing, except where the failure to comply would not have a Material Adverse Effect on BFFC.

                  (d) Except as set forth on SCHEDULE 3.15 OF THE DISCLOSURE SCHEDULE OF BFFC, neither BFFC nor the Bank is a party to any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements.

                  (e) Except as set forth in SCHEDULE 3.15 OF THE DISCLOSURE SCHEDULE OF BFFC and except for pledges to secure public and trust deposits, none of the investments reflected in the BFFC Financial Statement, dated as of March 31, 2002, under the heading "Investment Securities," and none of the investments made by BFFC or the Bank since March 31, 2002, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of BFFC or the Bank freely to dispose of such investment at any time. With respect to all material repurchase agreements to which BFFC or the Bank is a party, BFFC has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in the
SCHEDULE 3.15 OF THE DISCLOSURE SCHEDULE OF BFFC and except for transactions aggregating less than $100,000, neither BFFC nor the Bank has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require BFFC or the Bank to repurchase or otherwise reacquire any such assets. Set forth on the SCHEDULE 3.15 OF THE DISCLOSURE SCHEDULE OF BFFC is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by BFFC or the Bank, showing as of June 30, 2002, the carrying values and the gross carrying values of the mortgage-backed and related securities and the estimated cost of the marketable equity securities.

         3.16 ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses shown on the BFFC Financial Statement, dated as of March 31, 2002 (and as shown on any financial statements to be delivered by BFFC to Midwest pursuant to SECTION 5.06 hereof), to the best of the knowledge of BFFC, as of such date was (and will be as of such subsequent financial statement dates) adequate based upon its past business practices to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal and/or state regulatory authorities to financial institutions. To the best of the knowledge of BFFC, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of BFFC as of March 31, 2002 (and as of the dates of any financial statements to be delivered by BFFC to Midwest pursuant to SECTION 5.06 hereof), in excess of such reserve, was (and will be) fully collectible.

         3.17     BFFC BENEFIT PLANS.
                  ------------------

                  (a) SCHEDULE 3.17 OF THE DISCLOSURE SCHEDULE OF BFFC contains a list or a true and complete copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of BFFC or the Bank or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of Employee Retirement Income Security Act, as amended ("ERISA"), which BFFC or the Bank maintains, to which BFFC or the Bank contributes, or under which any employee, former employee, director or former director of BFFC or the Bank is covered or has benefit rights and pursuant to which any Liability of BFFC or the Bank exists or, to the best of the knowledge of BFFC, is reasonably likely to occur (the "BFFC Benefit Plans"), and current summary plan description, trust agreement, insurance contracts, actuarial reports and valuations, financial statements and IRS Form 5500 or 5500-C with respect thereto. Except as set forth in SCHEDULE
3.17 OF THE DISCLOSURE SCHEDULE OF BFFC, BFFC neither maintains nor has entered into any BFFC Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of BFFC or the Bank or their respective beneficiaries, or other provisions, which would cause an increase in the Liability of BFFC, the Bank or to Midwest as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "BFFC Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this SECTION 3.17, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3 (37) of ERISA. Except as disclosed in the SCHEDULE 3.17 OF THE DISCLOSURE SCHEDULE OF BFFC, no BFFC Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA. All payments and other compensation paid or payable by BFFC or the Bank under this Agreement, the BFFC Benefit Plan or otherwise, to or for the benefit of any employee or director or former employee or director of BFFC or the Bank, are in compliance with all applicable rules, regulations and bulletins promulgated by the OTS.

                  (b) Except as set forth on SCHEDULE 3.17 OF THE DISCLOSURE SCHEDULE OF BFFC, each of the BFFC Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("BFFC Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in the SCHEDULE 3.17 OF THE DISCLOSURE SCHEDULE OF BFFC, and, to the best of the knowledge of BFFC, there exist no circumstances likely to materially adversely affect the qualified status of any such BFFC Qualified Plan. To the best knowledge of BFFC, all such BFFC Qualified Plans established or maintained by BFFC or the Bank or to which BFFC or the Bank contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing
Date) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such BFFC Qualified Plans. Except as set forth on SCHEDULE 3.17 OF THE DISCLOSURE SCHEDULE OF BFFC, neither BFFC nor the Bank maintains a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by BFFC or the Bank to the BFFC Benefit Plans through March 31, 2002, have been made or reserves adequate for such purposes as of March 31, 2002, have been set aside therefore and reflected in the BFFC Financial Statement, dated as of March 31, 2002. Neither BFFC nor the Bank is in material default in performing any of its respective contractual obligations under any of the BFFC Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding Liabilities of any such Plan other than Liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan and the Liabilities of the BFFC Employee Stock Ownership Plan (the "ESOP") related to the loans outstanding thereunder and evidenced by a term note dated December 19, 1996, in the principal amount of $2,010,000 (the "ESOP Loan"). SCHEDULE 3.17 OF THE DISCLOSURE SCHEDULE OF BFFC includes a true and correct copy of the term note and all agreements relating thereto.

                  (c) There is no pending or, to the best knowledge of BFFC, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the BFFC Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by BFFC or the Bank which allege violations of applicable state or federal law which are reasonably likely to result in a material Liability on the part of BFFC or the Bank or any such Plan.

                  (d) BFFC and the Bank and all other persons having fiduciary or other responsibilities or duties with respect to the BFFC Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the Internal Revenue Service under ERISA, the Code or any other applicable law. No "reportable events" (as defined in Section 4043(c) of ERISA) for which the thirty (30) day notice period has not been waived or extended have occurred with respect to the BFFC Benefit Plans. No BFFC Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code) that is not subject to a statutory or other exemption under Section 408 of ERISA or Section 4975 of the Code. All BFFC Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of
Section 4980B of the Code and Section 601 of ERISA.

                  (e) Neither BFFC nor the Bank has incurred, nor to the best knowledge of BFFC is reasonably likely to incur, any Liability under Title IV of ERISA in connection with any Plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by BFFC or by the Bank.

                  (f) Except as set forth on SCHEDULE 3.17 OF THE DISCLOSURE SCHEDULE OF BFFC, neither BFFC nor the Bank has made any payments, or is or has been a party to any agreement or the BFFC Benefit Plan, that under any circumstances could obligate BFFC or the Bank to make payments that are or will not be deductible because of Section 280G of the Code.

                  (g) SCHEDULE 3.17 OF THE DISCLOSURE SCHEDULE OF BFFC describes any obligation that BFFC or the Bank has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

                  (h) SCHEDULE 3.17 OF THE DISCLOSURE SCHEDULE OF BFFC lists:
(i) each officer of BFFC and the Bank and each director of BFFC who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, estimated compensation for 2002 based upon compensation received to the date of this Agreement, and the individual's rate of compensation in effect on the date of this Agreement, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from BFFC or the Bank for each of the calendar years 1997 through 2001 as reported by BFFC or the Bank on

Form W-2 or Form 1099; (ii) each other employee of BFFC or the Bank who may be eligible for a Change in Control Benefit, showing the number of years of service of each such employee together with his or her estimated compensation for 2002; and (iii) each officer or director for whom a deferred compensation agreement is maintained, showing the amounts due thereunder and the payment schedule thereof, and the amounts accrued in the BFFC Financial Statement, dated as of March 31, 2002.

                  (i) BFFC and the Bank have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each BFFC Benefit Plan with the Internal Revenue Service, the PBGC, the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to the financial condition of BFFC on a consolidated basis.

         3.18     COMPLIANCE WITH ENVIRONMENTAL LAWS.
                  ----------------------------------

                  (a) To the best knowledge of BFFC and except as set forth in
SCHEDULE 3.18 OF THE DISCLOSURE SCHEDULE OF BFFC: (i) the operations of BFFC and the Bank comply in all material respects with all applicable Environmental Laws;
(ii) none of the operations of BFFC or the Bank, no assets presently or formerly owned or leased by BFFC or the Bank and no Mortgaged Premises or Participating Facility (as defined below) are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which BFFC, the Bank or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of BFFC or the Bank, no assets presently owned or formerly owned by BFFC or the Bank and no Mortgaged Premises or a Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has BFFC or the Bank, or any owner of a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither BFFC nor the Bank nor any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) Except as disclosed in SCHEDULE 3.18 OF THE DISCLOSURE SCHEDULE OF BFFC, to the best of the knowledge of BFFC, with respect to (i) the real estate owned (other than OREO) or leased by BFFC or the Bank; (ii) OREO presently or formerly held by BFFC or the Bank; and (iii) any real estate formerly owned (other than OREO) or leased by BFFC or the Bank (the "BFFC Premises"): (x) no part of the BFFC Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (y) the BFFC Premises do not contain, and have never contained, an underground storage tank; and (z) the BFFC Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source.

         3.19 DISCLOSURE SCHEDULE OF BFFC. The DISCLOSURE SCHEDULE OF BFFC identifies, and shall be supplemented by BFFC, as required by SECTION 5.09 hereof, so as to contain at the Closing Date, in addition to the other instruments, documents, lists and other matters mentioned herein, each of the following documents, copies of which certified by an officer of BFFC to be true and correct copies of such documents, have been furnished to Midwest.

                  (a) A list of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitments to extend credit to any officer or director of BFFC or the Bank, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which BFFC or the Bank is a party under which it may (contingently or otherwise) have any Liability involving any officer or director of BFFC or the Bank.

                  (b) A list of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $100,000 to which BFFC or the Bank is a party and/or under which it may (contingently or otherwise) have any Liability.

                  (c) A list of each material contract or agreement (not otherwise included in the DISCLOSURE SCHEDULE OF BFFC or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of more than six (6) months; (ii) cannot be terminated on thirty (30) days (or less) written notice without penalty; and (iii) involves an annual expenditure by BFFC or the Bank in excess of $100,000.

                  (d) A list of each contract or commitment (other than Permitted Liens as defined in SECTION 3.22(c)) hereof affecting ownership of, title to, use of, or any interest in real estate which is currently owned by BFFC or the Bank, and a list and description of all real estate owned, leased or licensed by BFFC or the Bank.

                  (e) A list of all fees, salaries, bonuses and other forms of compensation including but not limited to, country club memberships, automobiles available for personal use, and credit cards available for personal use, currently provided by BFFC or the Bank to any employee or officer or former employee or officer of BFFC or the Bank who earned in excess of $50,000 in 2001 or to any director or former director of BFFC or the Bank.

                  (f) A list of each commitment made by BFFC or the Bank to or with any director, officer or employee of BFFC or the Bank extending for a period of more than three (3) months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto.

                  (g) A list of each contract or commitment providing for payment based in any manner upon outstanding loans or profits of BFFC or the Bank.

                  (h) A list of all powers of attorney granted by BFFC or the Bank which are currently in force.

                  (i) A list of all policies of insurance currently maintained by BFFC or the Bank and those policies maintained during the past five (5) years and a list and description of all claims of BFFC or the Bank which have been filed with the companies providing insurance coverage for BFFC or the Bank (except for routine claims for health benefits).

                  (j) A list of all collective bargaining agreements to which BFFC or the Bank is a party and all affirmative action plans or programs covering employees of BFFC or the Bank, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by BFFC or the Bank.

                  (k) A list of all leases or licenses with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $100,000 to which BFFC or the Bank is a party, which does not expire within six (6) months from the date hereof and cannot be terminated upon thirty (30) days (or less) written notice without penalty.

                  (l) A list of all employment, consulting and professional services contracts to which BFFC or the Bank is a party.

                  (m) A list of all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of BFFC or the Bank which, by their terms, continue to bind or affect BFFC or the Bank.

                  (n) A list of all orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of BFFC or the Bank or any of their directors or officers in their capacities as such.

                  (o) A list of all trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by BFFC or the Bank or licensed from a third party (including computer software programs, codes and related materials);

                  (p) A list of all other agreements to which BFFC or the Bank is a party (which do not expire within six (6) months from the date hereof and cannot be terminated upon thirty (30) days (or less) written notice without penalty) which individually during its term could commit BFFC or the Bank to an expenditure (either individually or through a series of installments) in excess of $100,000 or which create a material right or benefit to receive payments, goods or services not referred to elsewhere in this SECTION 3.19 including without limitation:

                           (i) all agreements of guaranty or indemnification running to any person;

                           (ii) all agreements containing any covenant limiting the right of BFFC or the Bank to engage in any line of business or to compete with any person;

                           (iii) all agreements with respect to licenses, permits and similar matters that are necessary to the operations of BFFC or the Bank (including computer software programs, source codes and related materials);

                           (iv) all agreements which require the consent or approval of any other party in order to consummate the Merger;

                           (v) all agreements relating to the servicing of loans and all mortgage forward commitments and similar agreements pursuant to which BFFC or the Bank sells to others mortgages which it originates;

                           (vi) all contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and all interest rate swap agreements or other agreements relating to the hedging of interest rate risks and all agreements or arrangements described in SECTION 3.15(d) hereof;

                           (vii) all contracts or agreements (with the exception of the Fannie Mae Seller's Guide), including but not limited to contracts or agreements pursuant to which BFFC or the Bank has sold, transferred, assigned or agreed to service any loan, which provide for any recourse or indemnification obligation on the part of BFFC or the Bank; the name and address of each person which might or could be entitled to recourse against or indemnification from BFFC or the Bank; and the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement; and

                           (viii) all agreements providing data processing services to BFFC or the Bank.

         3.20 DEFAULTS. There has not been any material default in any obligation to be performed by BFFC or the Bank under any material contract or commitment, and neither BFFC nor the Bank has waived, and will not waive prior to the Closing Date, any material right under any material contract or commitment which will have a Material Adverse Effect on BFFC. To the best of the knowledge of BFFC, no other party to any material contract or commitment is in material default in any material obligation to be performed by such party which will have a Material Adverse Effect on BFFC.

         3.21 MATERIALITY. For purposes of SECTIONS 3.19 and 3.20, a contract, commitment or agreement is material if it involves the payment by or liability (contingent or otherwise) of BFFC or the Bank in any amount in excess of $100,000 or if such contract together with other related contracts involving less than $200,000 and not listed in the DISCLOSURE SCHEDULE OF BFFC for that reason, exceed $100,000 in the aggregate.

         3.22 OPERATIONS SINCE MARCH 31, 2002. Between March 31, 2002, and the date hereof, there has not been, except as set forth on the DISCLOSURE SCHEDULE OF BFFC or on any mutually accepted up-date thereof:

                  (a) Any increase in the compensation payable or to become payable by BFFC or the Bank to any executive officer or director;

                  (b) except for the payment of the regular quarterly cash dividend of $0.06 per share, any payment of dividends by BFFC or the Bank or any distribution by either of them, whether directly or indirectly, of any assets of any kind whatsoever, except for any such payment or distribution from the Bank to BFFC, on or in redemption or as the purchase price of, any of their respective capital stocks, or any prepayment of any indebtedness to any Stockholder;

                  (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of BFFC or the Bank, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "Permitted Lien"): (i) liens arising out of judgments or awards in respect of which BFFC or the Bank is in good faith prosecuting an appeal or proceedings for review and in respect of which it has secured a subsisting stay of execution pending such appeal or proceedings; (ii) liens for taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which BFFC or the Bank is diligently contesting in good faith and by appropriate proceedings either the amount thereof or the liability therefore or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of BFFC or the Bank or the merchantability or the value of such property or interest therein for the purpose of such business; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of BFFC or the Bank other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of BFFC or the Bank arising in the ordinary course of banking business;

                  (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof), by BFFC or the Bank for borrowed money, or otherwise, other than in the ordinary course of business, none of which (except those which are being disputed in good faith) is in default;

                  (e) the establishment of any new, or increase in the formula for contributions to or benefits under any existing, retirement, pension, profit sharing, stock bonus, savings or thrift plan, or any similar plan of deferred compensation, whether funded or unfunded and whether qualified or unqualified (within the meaning of the Code) by BFFC or the Bank;

                  (f) any action by BFFC or the Bank seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by BFFC or the Bank on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors and officers liability insurance; and if an insurer takes any such action, BFFC shall promptly notify Midwest;

                  (g) any change in BFFC's independent auditors, historic methods of accounting (other than as required by past practices or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

                  (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases), by BFFC or the Bank of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $25,000 or (ii) is outside of the ordinary course of business;

                  (i) any sale or transfer of any asset in excess of $50,000 of BFFC or the Bank or outside of the ordinary course of business with the exception of loans and marketable securities sold in the ordinary course of business at market prices;

                  (j) any cancellation or compromise of any debt to, claim by or right of, BFFC the Bank except in the ordinary course of business;

                  (k) any amendment or termination of any material contract or commitment (as defined in SECTION 3.21 above) to which BFFC or the Bank is a party, other than in the ordinary course of business; or

                  (l) any Materially Adverse Effect on BFFC.

         3.23 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of BFFC and the Bank are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of BFFC and the Bank, and all transactions in their respective capital stocks, since the Conversion.

         3.24 UNDISCLOSED LIABILITIES. All Liabilities have, in the case of BFFC and the Bank, been reflected, disclosed or reserved against in the BFFC Financial Statement (or the footnotes thereto), dated as of March 31, 2002, in accordance with GAAP, and BFFC and the Bank have no other Liabilities except (a) Liabilities incurred since March 31, 2002 in the ordinary course of business or
(b) as disclosed in the SCHEDULE 3.24 OF THE DISCLOSURE SCHEDULE OF BFFC.

         3.25     ASSETS.
                  ------

                  (a) BFFC and the Bank have good, sufficient and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned by BFFC or the Bank in the BFFC Financial Statement, dated as of March 31, 2002, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) Permitted Liens. Substantially all of the buildings, structures, fixtures and appurtenances comprising part of the real properties of BFFC and the Bank (whether owned or leased by BFFC or the Bank) are in good operating condition and have been adequately maintained, reasonable wear and tear excepted. Title to all real property listed as being owned by BFFC and the Bank on SCHEDULE 3.25 OF THE DISCLOSURE SCHEDULE OF BFFC is held in fee simple. The Bank owns the building which constitutes the Bank's main office and all its other office buildings free and clear of any and all liens, charges, encumbrances, security interest and/or equities. BFFC and the Bank have title or other rights to all their other assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and, except for the Permitted Liens, free, clear and discharged of, and from any and all liens, charges, encumbrances, security interests and/or equities which are material to BFFC on a consolidated basis.

                  (b) All leases pursuant to which BFFC or the Bank, as lessee, leases real or personal property which are material to the business of BFFC on a consolidated basis are, to the best of the knowledge of BFFC, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either BFFC or the Bank, or to the best knowledge of BFFC, the other party. Except as disclosed in the SCHEDULE 3.25 OF THE DISCLOSURE SCHEDULE OF BFFC, none of such leases contains a prohibition against assignment by BFFC or the Bank, by operation of law or otherwise, or any other provision which would preclude BFFC or the Bank from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the possession and use by BFFC or the Bank as of the date of this Agreement. Except as disclosed in SCHEDULE 3.25 OF THE DISCLOSURE SCHEDULE OF BFFC, neither BFFC nor the Bank has made a prior assignment for collateral purposes of any such lease.

         3.26 INDEMNIFICATION. To the best of the knowledge of BFFC, except as set forth in SCHEDULE 3.26 OF THE DISCLOSURE SCHEDULE OF BFFC, no action or failure to take action by any director, officer or employee of BFFC or the Bank has occurred which would give rise to a claim or a potential claim by any such person for indemnification from BFFC or the Bank under the corporate indemnification provisions of BFFC or the Bank in effect on the date of this Agreement.

         3.27 INSIDER INTERESTS. To the best of the knowledge of BFFC, all outstanding loans and other contractual arrangements (including deposit relationships) between BFFC or the Bank and any officer, director or employee of BFFC or the Bank conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. No officer, director or employee of BFFC or the Bank has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of BFFC or the Bank.

         3.28 FEES. Other than the financial advisory services performed for BFFC by Hovde Financial, LLC, neither BFFC or the Bank, nor any of their respective officers, directors, employees or agents, has employed a broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for BFFC or the Bank in connection with this Agreement or the transactions contemplated hereby.

         3.29 DISCLOSURE. None of the information supplied by BFFC for inclusion in the Proxy Statement (as defined in SECTION 2.03 hereof) to be delivered to the Stockholders as required by SECTION 5.04 hereof will at the time of the meeting of the Stockholders to be held in connection with the Merger as required by SECTION 5.04 hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.30 NO OTHER REPRESENTATION OR WARRANTY. Except for the representations and warranties expressly contained in this ARTICLE III, BFFC has not made any other representation or warranty (express or implied, oral or written).

                                 IV. COVENANTS

         4.01 CONDUCT OF BUSINESS BY BFFC UNTIL THE CLOSING DATE. During the period commencing on the date hereof and continuing until the Closing Date, BFFC agrees (except as expressly contemplated by this Agreement or to the extent that Midwest shall otherwise consent in writing) that:

                  (a) Except as contemplated by this Agreement, BFFC and the Bank will carry on their respective businesses in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted, maintain their respective books in accordance with past practices, conduct their respective businesses and operations only in accordance with safe and sound banking and business practices, and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact their present business organizations, to generally keep available the services of their present officers and employees and to preserve their relationships with customers, suppliers and others having business dealings with them to the end that their respective goodwill and going business shall be unimpaired at the Closing Date.

                  (b) BFFC will, and will cause the Bank to, use its reasonable best efforts to comply promptly with all requirements which federal or state law may impose on either of them with respect to the Merger and will promptly cooperate with and furnish information to Midwest, in connection with any such requirements imposed upon either of them in connection with the Merger.

                  (c) BFFC will, and will cause the Bank to, use its reasonable best efforts to obtain (and to cooperate with Midwest in obtaining) any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by any of them in connection with the Merger or the taking of any action contemplated hereby. BFFC will not, nor will they permit the Bank to, knowingly or willfully take any action that would adversely affect the ability of such party to perform its obligations under this Agreement.

                  (d) Except for the regular quarterly cash dividend of $0.06 per share, BFFC will not declare or pay any dividends on or make other distributions in respect of capital stock and will not repurchase any shares of its capital stock.

                  (e) BFFC will not, and will not permit the Bank to, sell, lease or otherwise dispose of any assets, except in the ordinary course of business, which are material, individually or in the aggregate, to the business or financial condition of BFFC on a consolidated basis.

                  (f) BFFC will not, and will not permit the Bank to, acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof.

                  (g) BFFC will not, and will not permit the Bank to, issue, sell, authorize or propose the issuance of, or purchase or propose the purchase of, permit the conversion of or otherwise acquire or transfer for any consideration any shares of the capital stock of any class of BFFC or the Bank or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, or to increase or decrease the number of shares of capital stock by split-up, reclassification, reverse split, stock dividend or change in par or stated value, except as contemplated herein.

                  (h) BFFC will not, and will not permit the Bank to, incur any indebtedness for money borrowed or issue or sell any debt securities other than in the ordinary course of business or consistent with past practices as to inter-company borrowings or permit or suffer the imposition on any shares of stock held by BFFC or by the Bank of any lien, charge or encumbrance.

                  (i) Except as disclosed in SCHEDULE 4.01(i) TO THE DISCLOSURE SCHEDULE OF BFFC, BFFC will not, and will not permit the Bank to, grant to any director, officer or employee any increase in compensation (except in accordance with existing plans or agreements), or pay any bonus (except in accordance with existing plans or agreements) or increase in any severance or termination pay, or enter into or amend any employment or severance agreement with any such person, except as contemplated herein.

                  (j) Except as disclosed in SCHEDULE 4.01(j) TO THE DISCLOSURE SCHEDULE OF BFFC and as provided in SECTION 4.03 hereof, neither BFFC, nor the Bank, will enter into any material lease or license with respect to any property, whether real or personal, or any other contract, agreement or commitment for goods or services which has a term of six (6) months after the date hereof and involves the payment by BFFC or the Bank of more than $50,000 in the aggregate.

                  (k) Except as disclosed in SCHEDULE 4.01(k) TO THE DISCLOSURE SCHEDULE OF BFFC, BFFC will not, and will not permit the Bank to, adopt or amend in any material respect any collective bargaining, employee pension, profit-sharing, retirement, insurance, incentive compensation, severance, vacation, stock option, or other plan, agreement, trust, fund or arrangement for the benefit of employees, whether written or oral, except as contemplated herein.

                  (l) BFFC will, and will cause the Bank to, use its reasonable best efforts to maintain the respective properties and assets of BFFC and the Bank in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including the insurance of accounts with the FDIC. BFFC will, and will cause the Bank to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters known by BFFC which could reasonably give rise to a claim prior to the Closing Date.

                  (m) BFFC will not, and will not permit the Bank to, amend its Articles of Incorporation, Charter or by-laws, except as contemplated herein.

                  (n) BFFC will not, and will not permit the Bank to: (i) enter into, renew or increase any loan or credit commitment (including letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $500,000 or in any amount which, when aggregated with any and all loans or credit commitments of BFFC and/or the Bank to such person or entity, would be in excess of $500,000; provided, however, that BFFC and the Bank may make, renew or increase any loan to an existing customer without Midwest's consent provided such renewal or increase is made in accordance with the Bank's past practices and provided further, such customer has not been on the "watch list" or similar internal report of the Bank during the two (2) previous years; (ii) Lend to any person or entity in an amount in excess of $500,000 or in any amount which, or when aggregated with any and all loans or credit commitments of BFFC and/or the Bank to such person or entity, would be in excess of $500,000; (iii) Lend to any person other than in accordance with lending policies as in effect on the date hereof, provided that in the case of clauses (i) and (iii) BFFC or the Bank may make any such loan in the event (A) BFFC or the Bank has delivered to Midwest a notice of its intention to make such loan and such information as Midwest may reasonably require in respect thereof and (B) Midwest shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two (2) business days following the delivery to Midwest of the notice of intention and information as aforesaid; or (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of BFFC or the Bank; provided, however, that nothing in this subsection shall prohibit BFFC or the Bank from honoring any contractual obligation in existence on the date of this Agreement.

                  (o) BFFC will not, and will not permit the Bank to, materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions of greater than $1,000,000 for U.S. Treasury Securities and mortgage backed securities and $1,000,000 for all other investment instruments.

                  (p) BFFC will not, and will not permit the Bank to enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risks.

                  (q) BFFC will not, and will not permit the Bank to, enter into, increase or renew any loan or credit commitment (including letters of credit) to any executive officer or director of BFFC or the Bank, any five (5) percent Stockholder, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing prohibited by 12 U.S.C. 371c and 12 U.S.C. 371c-1. For purposes of this Section, "control" shall have the meaning associated with that term under 12 U.S.C. 371c.

                  (r) BFFC will promptly advise Midwest orally and in writing of any event or series of events which has resulted in or is reasonably likely to result in a Material Adverse Effect on BFFC or which may adversely affect the satisfaction of any conditions to the consummation of the Merger.

         4.02 BFFC STOCK OPTIONS. At the Effective Time, each BFFC Stock Option shall be converted into and represent the right to receive cash calculated as follows: (A) the Adjusted Option Shares (as defined below) shall be multiplied by the Midwest Reference Stock Price and (B) reduced by the product of the Adjusted Exercise Price (as defined below) times the Adjusted Option Shares. For purposes of this Agreement, the term "Adjusted Option Shares" shall mean the number of shares of BFFC Common Stock subject to a BFFC Stock Option multiplied by the

Exchange Ratio and the term "Adjusted Exercise Price" shall mean the per share exercise price for such BFFC Stock Option divided by the Exchange Ratio. The Board of Directors of BFFC and the committee established under the BFFC Stock Option Plans shall take such actions or make such determinations as may be required under such plans to effect the provisions of this SECTION 4.02 and BFFC shall use its best efforts to cause all holders of BFFC Stock Options to enter into written agreements (in a form mutually acceptable to BFFC and Midwest) pursuant to which they agree they will not exercise such options prior to the Effective Time, with such agreements being delivered to Midwest within five (5) business days of the date hereof.

         4.03 INDEMNIFICATION. Except as may be limited by applicable law, Midwest hereby agrees to maintain all rights of indemnification currently provided by BFFC and the Bank in favor of their current and former employees, directors, officers and agents on terms no less favorable than those provided in the Articles of Incorporation or By-Laws of BFFC or otherwise in effect on the date of this Agreement or as otherwise required by Illinois law for a period of not less than three (3) years from the Effective Time with respect to matters occurring prior to the Effective Time. In the event Midwest or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing, or surviving corporation or entity of such reorganization, consolidation, merger, or transaction, or (ii) liquidates, dissolves, or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision will be made so that such surviving corporation or transferee and its successors and assigns assume the obligations set forth in this SECTION 4.03. Midwest agrees that, prior to or at the Effective Time, BFFC may secure, at its expense, prior acts and omissions coverage under its directors' and officers' liability insurance for current and former employees, officers, directors and agents of BFFC and the Bank for a period of at least three (3) years following the Effective Time which insurance shall contain at least the same coverage and amounts, and contains terms and conditions not less advantageous as that coverage currently provided by BFFC and the Bank. After said three (3) year period, Midwest will use its reasonable best efforts to secure such insurance coverage for another two (2) years; provided, however, that Midwest shall not be obligated to purchase such coverage if it costs more than $50,000, provided further, that BFFC may purchase such coverage prior to the Effective Time but may not spend more than $50,000 therefor.

         4.04     CERTAIN ACTIONS.
                  ---------------

                  (a) Neither BFFC (or the Bank) nor any of the Representatives (as defined below) (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to a Takeover Proposal (as defined below) or a potential Takeover Proposal with respect to BFFC or the Bank or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral), regarding any proposal or transaction providing for or requiring BFFC to abandon, terminate or fail to consummate this Agreement, or compensating BFFC or the Bank under any of the instances described in this clause. BFFC shall immediately instruct and otherwise use its best efforts to cause BFFC's and the Bank's respective stockholders, directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by BFFC or the Bank), consultants and other representatives (the "Representatives") to comply with such prohibitions. Any action described in clauses (i) and (ii) of this SECTION 4.04(a) and in the following sentence taken by a Representative shall be deemed to be an action taken by BFFC. Any breach of an Affiliate Agreement attached hereto as EXHIBIT
4.04 shall deemed to be a breach of this SECTION 4.04(a). BFFC shall immediately cease and cause to be terminated, and shall cause the Representatives to cease or terminate, any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. BFFC shall promptly notify Midwest orally and in writing in the event BFFC or any of the Representatives receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This SECTION
4.04 shall not prohibit accurate disclosure by BFFC in any document, including the Proxy Statement, or other disclosure in each case to the extent required by applicable law if, pursuant to advice given by Vedder, Price, Kaufmann & Kammholz, disclosure is required under applicable law as to the transactions contemplated hereby. Notwithstanding the foregoing, BFFC may provide information at the request of or enter into negotiations with a third party with respect to an unsolicited Takeover Proposal if the Board of Directors of BFFC determines, in good faith, that the exercise of its fiduciary duties to the Stockholders under applicable law, as advised by Vedder, Price, Kaufmann & Kammholz, requires it to take such action, and provided further, that BFFC may not, in any event, provide to such third party any information which it has not provided to Midwest. BFFC shall promptly notify Midwest orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries or proposals, along with a summary of the advice provided by Vedder, Price, Kaufmann & Kammholz.

                  (b) "Takeover Proposal" shall, with respect to BFFC, mean any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either BFFC or any significant subsidiary (as defined in Rule 1.02 of Regulation S-X of the SEC) of BFFC (a "Significant Subsidiary"), (ii) a purchase, lease or other acquisition of all or substantially all the assets of either BFFC or any Significant Subsidiary, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 9.9% or more of the voting power of either BFFC or any Significant Subsidiary, (iv) a tender or exchange offer to acquire securities representing 9.9% or more of the voting power of BFFC, (v) a public proxy or consent solicitation made to Stockholders seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement that has been recommended by the Board of Directors of BFFC, (vi) the filing of an application or notice with the Federal Reserve Board, the OTS or any other federal or state regulatory authority seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above, or
(vii) the making of a bona fide proposal to BFFC or the Stockholders by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses
(i) through (v) above.

         4.05 TITLE MATTERS. As soon as practical after the date hereof and at least thirty (30) days prior to the Effective Time, Midwest shall, at its own expense, obtain:

                  (a) With respect to the real estate described on SCHEDULE 3.25 OF THE DISCLOSURE SCHEDULE OF BFFC (other than real estate subject to leases or real estate acquired in a foreclosure or similar action), an owner's preliminary report on title covering a date subsequent to the date hereof, issued by a title insurance company reasonably acceptable to Midwest, which preliminary report shall contain a commitment of such title insurer to issue an owner's title insurance policy on ALTA 1992 Owner's Form B insuring the fee simple title of BFFC or the Bank in such real estate in an amount equal to the fair market value of such real estate subject only to (A) liens of current state and local property taxes which are not delinquent or subject to penalty; and (B) such other matters as may be disclosed that are reasonably approved in writing by Midwest.

                  (b) Surveys certified in accordance with ALTA land survey standards by a registered land surveyor licensed in the state in which such real estate is located as of a date subsequent to the date hereof of the real estate described in SCHEDULE 3.25 OF THE DISCLOSURE SCHEDULE OF BFFC (i) showing with respect to such real estate: (1) the legal description; (2) all buildings, structures and improvements thereon and all "setback" lines, restrictions of record and other restrictions that have been established by any applicable zoning or building code or ordinance and all easements or rights of way; (3) no encroachments upon such parcel or adjoining by buildings, structures, improvements or easements; (4) legal access to such parcel from a public street; and (5) no easements which materially and adversely affect the use of such parcel or the improvements located thereon.

                  (c) At least (5) business days prior to the Closing Date, Midwest shall, at its own expense, owner's title insurance policies dated the Closing Date on ALTA 1992 Owner's Form B with an extended coverage endorsement guaranteeing over the standard exceptions to title customarily contained in such policies, covering the real estate covered by the commitments referred to in
SCHEDULE 3.25 OF THE DISCLOSURE SCHEDULE OF BFFC hereof issued by the insurer which issued such commitments insuring the fee simple estate of the Bank (or such other entity reasonably acceptable to Midwest) in the real estate in the amount reasonably satisfactory to Midwest subject only to the matters set forth in SCHEDULE 3.25 OF THE DISCLOSURE SCHEDULE OF BFFC hereof or SCHEDULE 3.25 OF THE DISCLOSURE SCHEDULE OF BFFC.

         4.06 AFFILIATE AGREEMENT. Simultaneously with the execution of this Agreement, BFFC is delivering to Midwest a fully executed copy of the Affiliate Agreement attached hereto as EXHIBIT 4.04 by the directors and executive officers of BFFC and the Bank.

         4.07 CONDUCT OF BUSINESS BY MIDWEST UNTIL THE CLOSING DATE. During the period commencing on the date hereof and continuing until the Closing Date, Midwest agrees (except as expressly contemplated by this Agreement or to the extent that BFFC shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed) that:

                  (a) Except as contemplated by this Agreement, Midwest and the Midwest Subsidiaries will carry on their respective businesses in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted, maintain their respective books in accordance with GAAP, conduct their respective businesses and operations only in accordance with safe and sound banking and business practices, and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact their present business organizations, to generally keep available the services of their present officers and employees and to preserve their relationships with customers, suppliers and others having business dealings with them to the end that their respective goodwill and going business shall be unimpaired at the Closing Date.

                  (b) Midwest will, and will cause the Midwest Subsidiaries to, use their reasonable best efforts to comply promptly with all requirements which federal or state law may impose on any of them with respect to the Merger and will promptly cooperate with and furnish information to BFFC in connection with any such requirements imposed upon any of them in connection with the Merger.

                  (c) Midwest will, and will cause the Midwest Subsidiaries to, use their reasonable best efforts to obtain (and to cooperate with BFFC in obtaining) any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by any of them in connection with the Merger or the taking of any action contemplated hereby. Midwest will not, nor will it permit any of the Midwest Subsidiaries to, knowingly or willfully take any action that would adversely affect its ability to perform its obligations under this Agreement.

                  (d) Midwest shall cooperate with BFFC to coordinate the record and payment dates of their cash dividends for the quarter the Merger is consummated as provided in SECTION 4.01(d) hereof.

                  (e) Midwest will promptly advise BFFC orally and in writing of any event or series of events which has resulted in or is reasonably likely to result in a Material Adverse Effect on Midwest or which may adversely affect the satisfaction of any conditions to the consummation of the Merger.

                            V. ADDITIONAL AGREEMENTS

         5.01     INSPECTION OF RECORDS; CONFIDENTIALITY.
                  --------------------------------------

                  (a) BFFC shall afford Midwest and Midwest's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of its and the Bank's respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their accountants or attorneys, and will permit Midwest and its respective representatives to discuss such information directly with BFFC's officers, directors, employees, attorneys and accountants and permit Midwest to perform various accounting procedures, testing or analysis as Midwest deems reasonably appropriate. During such period, BFFC shall use its reasonable best efforts to furnish promptly to Midwest all other information concerning the business, properties and personnel of BFFC and the Bank as Midwest may reasonably request. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to Midwest. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of BFFC that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto. Nothing contained in this SECTION 5.01(a) shall be construed as prohibiting Midwest from terminating this Agreement if there is a material change as of the date of this Agreement to the information disclosed in the initial DISCLOSURE SCHEDULE of the BFFC.

                  (b) BFFC and Midwest agree that certain information ("Confidential Information") has been disclosed, will be disclosed, or will be discovered concerning BFFC and its employees, representatives, owners, agents, customers, assets and other non-specified items/issues, which is either non-public, confidential or proprietary in nature, including customer lists and accounts, in the form not only of written information but also information which may be transmitted orally, visually, on computer disk, or by other means by any person or entity or any representative or advisor of BFFC or one or more of its representatives, agents, persons, entities or interested/non-interested parties containing or based on, the information prepared for the purpose of the discussions and transactions contemplated between BFFC and Midwest. BFFC and Midwest agree all the Confidential Information prepared in the course of or for the purpose of the discussions between BFFC and Midwest and the consummation of the transactions contemplated herein shall not be used by Midwest or its agents, representatives, persons or entities in any manner whatsoever or for any purpose unless specified herein or agreed to in writing by the parties. Midwest will keep confidential all such information (as well as any other information obtained prior to the date hereof in connection with entering into this Agreement) in accordance and subject to the terms of the Confidentiality Agreement, dated August 28, 2001, between Midwest and Hovde Financial, LLC, as the agent of BFFC. In the event of a conflict or an inconsistency between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern. No investigation by Midwest shall affect the representations and warranties of BFFC and each such representation and warranty shall survive any such investigation.

                  (c) BFFC shall allow a representative of Midwest to attend as an observer all meetings of the Board of Directors of BFFC and the Bank. BFFC shall give reasonable notice to Midwest of any such meeting and, if known, the agenda for or business to be discussed at such meeting. BFFC shall provide to Midwest all information provided to the directors on all such Boards in connection with all such meetings or otherwise provided to the directors, and shall provide any other financial reports or other analysis prepared for senior management of BFFC or the Bank in each case excluding information relating to this Agreement or the transactions contemplated hereby and information which is privileged or is subject to any restriction on disclosure. It is understood by the parties that Midwest's representative will not have any voting rights with respect to matters discussed at these meetings and that Midwest is not managing the business or affairs of BFFC. All information obtained by Midwest at these meetings shall be treated in confidence as provided in SECTION 5.01(b) hereof. Notwithstanding the foregoing, Midwest shall not be permitted to attend any portion of a meeting and BFFC shall not be required to provide Midwest with any materials, in violation of applicable law, or that relate to this Agreement or a Takeover Proposal (except for information to be provided as required by SECTION
4.04 hereof), or that involve matters protected by the attorney-client privilege.

         5.02 COOPERATION. Each party covenants that it will use its reasonable best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein and that it will not willfully or intentionally breach this Agreement. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Midwest or BFFC, as the case may be, shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and each other party each available legal privilege with respect to confidentiality of their negotiations and related communications including the attorney-client privilege.

         5.03 REGULATORY APPLICATIONS. Midwest shall, within thirty (30) days of the date hereof, cause Hinshaw & Culbertson to file an application on Form Y-4 with the Federal Reserve Board and such other applications with the appropriate bank regulatory authorities. Midwest shall use its best efforts to respond as promptly as practicable to all inquiries received concerning said applications and to satisfy all conditions that may be required; provided, however, that Midwest shall have no obligation to accept non-standard conditions or restrictions with respect to the aforesaid approval of the Federal Reserve Board or the OTS if it shall reasonably determine that such conditions or restrictions would have a Material Adverse Effect on BFFC or would be materially burdensome to Midwest. In the event of an adverse or unfavorable determination by any regulatory authority, or in the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by Midwest. Midwest shall deliver a copy of all regulatory applications to BFFC in advance of filing them (in order to provide BFFC with an opportunity to review and comment) and copies of all responses, written communications from or to regulatory authorities relating to such applications, the Merger or this Agreement (to the extent permitted by law), and Midwest shall deliver a final copy of all regulatory applications to BFFC promptly after they are filed with the appropriate regulatory authority. Midwest shall advise BFFC periodically of the status of its regulatory applications.

         5.04 REGISTRATION STATEMENT; STOCKHOLDER APPROVAL. Within forty-five (45) days of the date hereof, Midwest shall cause Hinshaw & Culbertson to file the Registration Statement with the SEC, and BFFC and Midwest shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act. Midwest will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of Midwest Common Stock in the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. BFFC shall call a Stockholders' Meeting to be held as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Merger. In connection with the Stockholders' Meeting, (i) Midwest shall cause Hinshaw & Culbertson to prepare the Proxy Statement as part of the Registration Statement with the assistance of Vedder, Price, Kaufman & Kammholz and BFFC shall mail the Proxy Statement to the Stockholders; provided, however, that the Proxy Statement shall not be mailed to the Stockholders until Hovde Financial, LLC, has delivered to the Board of Directors of BFFC for inclusion in the Proxy Statement an opinion, dated the mailing date, to the effect the Exchange Ratio is fair to the Stockholders from a financial point of view in standard industry form with respect to transaction of this nature; (ii) the Board of Directors of BFFC shall recommend to the Stockholders the approval of this Agreement and the Merger; and (iii) the Board of Directors of BFFC shall otherwise use its best efforts to the extent consistent with its fiduciary duties to obtain such Stockholders' approval. Subject to the requirements of applicable laws, nothing contained in this SECTION 5.04 shall limit BFFC's obligation to hold and convene the Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of BFFC shall have been withdrawn or modified).

         5.05 AFFILIATE LETTERS. BFFC shall use its reasonable best efforts to obtain and deliver to Midwest as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five (5) business days after) the date hereof a signed representation letter substantially in the form of EXHIBIT 5.05 hereto from each executive officer and director of BFFC and each Stockholder who may reasonably be deemed an "affiliate" of BFFC within the meaning of such term as used in Rule 145 under the Securities Act and shall use best efforts to obtain and deliver to Midwest a signed representation letter substantially in the form of EXHIBIT 5.05 from any person who becomes an executive officer or director of BFFC or any Stockholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five (5) business days after) such person achieves such status.

         5.06 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time: (a) each party will deliver to the other, not later than ninety (90) days after the end of any fiscal year, its Annual Report on Form 10-K (and all schedules and exhibits thereto) for the fiscal period then ended prepared in conformity with GAAP and the rules and regulations of the SEC; (b) BFFC will deliver to Midwest not later than thirty
(30) days after the end of any calendar quarter, the Reports of Condition and Income filed with the OTS by the Bank which shall be prepared in accordance with the rules and regulations of the OTS; (c) each party will deliver to the other not later than forty-five (45) days after the end of each quarter, its Report on Form 10-Q for such quarter as filed with the SEC which shall be prepared in conformity with GAAP and the rules and regulations of the SEC; and (d) each party will deliver to the other any and all other material reports filed with the SEC, the FDIC, the Federal Reserve Board, the OTS, or the Commissioner or any other regulatory agency within three (3) business days of the filing of any such report.

         5.07 NOTICE. At all time prior to the Closing Date, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in SECTIONS 6.01, 6.02 or 6.03 hereof. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of the representations and warranties or agreements or covenants contained herein in any material respect, or would have constituted or caused a breach by it of the representations and warranties or agreements or covenants contained herein in any material respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other party, and shall, unless the same has been waived in writing by the other party, use its reasonable efforts to remedy the same, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

         5.08 PRESS RELEASES. At all times prior to the Closing Date, each party shall mutually agree with the other prior to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby; provided, however, that Midwest and BFFC shall issue a mutually agreed upon press release promptly following the execution of this Agreement which shall be prepared and filed in accordance with Rule 165 under the Securities Act, Rule 14a-12 of the Securities Exchange Act and Regulation FD of the Securities Exchange Act; provided, further Midwest and BFFC shall agree to a mutually agreeable form of notice to the employees of BFFC and the Bank promptly following the execution of this Agreement.

         5.09 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five (5) business days prior to the Closing Date, each party will supplement or amend its DISCLOSURE SCHEDULE with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such DISCLOSURE SCHEDULE or which is necessary to correct any information in the DISCLOSURE SCHEDULE or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties contained in ARTICLE II and ARTICLE III hereof in order to determine the fulfillment of the conditions set forth in SECTION 6.01(a) and SECTION 6.02(a) hereof, the DISCLOSURE SCHEDULES OF BFFC and MIDWEST shall be deemed to include only that information contained therein on the date it is initially delivered to Midwest or BFFC.

         5.10 TAX OPINION. Midwest and BFFC shall obtain a written opinion of Crowe Chizek and Company, LLP addressed to Midwest and BFFC, dated the Closing Date, subject to the customary representations and assumptions referred to therein, and substantially to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code and that Midwest and BFFC will each be a party to the reorganization; (b) the exchange in the Merger of Midwest Common Stock for BFFC Common Stock will not give rise to the recognition of any income, gain or loss to Midwest, BFFC, or the Stockholders with respect to such exchange (except, with respect to the Stockholders, to the extent of any cash paid in lieu of fractional shares); (c) the adjusted tax basis of the Midwest Common Stock received by the Stockholders who exchange all of their BFFC Common Stock in the Merger will be the same as the adjusted tax basis of the shares of the BFFC Common Stock surrendered in exchange therefore (reduced by any amount allocable to a fractional share interest for which cash is received); (d) the holding period of the shares of the Midwest Common Stock received in the Merger will include the period during which the shares of BFFC Common Stock surrendered in exchange therefore were held, provided such shares of BFFC Common Stock were held as capital assets at the Effective Time; (e) the adjusted tax basis of the assets of BFFC in the hands of Midwest will be the same as the adjusted tax basis of such assets in the hands of BFFC immediately prior to the exchange; and (f) the holding period of the assets of BFFC transferred to Midwest will include the period during which such assets were held by BFFC prior to the exchange.

         5.11 RESOLUTION OF BFFC BENEFIT PLANS. BFFC and Midwest shall cooperate in effecting the following treatment of the BFFC Benefit Plans, except as mutually agreed upon by Midwest and BFFC prior to the Effective Time:

                  (a) At the Effective Time, Midwest or a Midwest Subsidiary shall be substituted for BFFC as the sponsoring employer under those BFFC Benefit Plans with respect to which BFFC or the Bank is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in BFFC or the Bank with respect to each such plan. Except as otherwise provided herein, each such plan and any BFFC Benefit Plan sponsored by BFFC or the Bank shall be continued in effect by Midwest or any applicable Midwest Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to Midwest or any applicable Midwest Subsidiary under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with applicable law. BFFC, the Bank, and Midwest will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

                  (b) At or as promptly as practicable after the Effective Time as Midwest shall reasonably determine, Midwest shall provide, or cause any Midwest Subsidiary to provide, to each employee of BFFC and the Bank as of the Effective Time ("BFFC Employees") the opportunity to participate in each employee benefit plan and program maintained by Midwest or the Midwest Subsidiaries for similarly-situated employees (the "Midwest Benefit Plans") provided that with respect to such Midwest Benefit Plans, BFFC Employees shall be given credit for service with BFFC or the Bank in determining eligibility for and vesting in benefits thereunder, but not for purposes of benefit accrual; provided further that BFFC Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the Midwest Benefit Plans to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the BFFC Benefit Plans; and provided further that to the extent that the initial period of coverage for BFFC Employees under any Midwest Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, BFFC Employees shall be given credit under the applicable Midwest Benefit Plans for any deductibles and co-insurance payments made by such BFFC Employees under the BFFC Benefit Plans during the balance of such 12-month period of coverage. Nothing in the preceding sentence shall obligate Midwest to provide or cause to be provided any benefits duplicative to those provided under any BFFC Benefit Plan continued pursuant to subparagraph (a) above, including, but not limited to, extending participation in any Midwest Benefit Plan which is an "employee pension benefit plan" under ERISA with respect to any portion of the year during which benefits are accrued to BFFC Employees under the ESOP or the BFFC Profit Sharing and Savings Plan. Except as otherwise provided in this Agreement, the power of Midwest, the Bank or any Midwest Subsidiary to amend or terminate any benefit plan or program, including any BFFC Benefit Plan shall not be altered or affected. Moreover, this Agreement shall not confer upon any BFFC Employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at Midwest, the Bank or any Midwest Subsidiary.

                  (c) As of the Effective, Time, the ESOP shall be terminated in accordance with its terms. Prior to the Effective Time, BFFC shall be permitted to make such changes to the ESOP as it deems appropriate to carry out the provisions of the ESOP and this SECTION 5.11(c) and shall file a request for determination with the IRS with respect to the termination of the ESOP. BFFC shall submit to Midwest for its review and comment such ESOP changes before they are made and the request for determination before it is filed with the IRS. Midwest acknowledges that approval of the Merger by the Stockholders shall constitute a "change in control" under the ESOP and that, pursuant to the terms thereof, the ESOP Trustee will sell a sufficient number of unallocated shares of BFFC Common Stock to repay the then outstanding ESOP Loan in full, and that the ESOP Trustee may sell such shares to BFFC. As soon as practicable after receipt of a favorable determination letter from the IRS with respect to the termination, the assets of the ESOP shall be distributed to the participants and beneficiaries or transferred pursuant to an eligible rollover distribution as a participant or beneficiary may direct (including a rollover into a qualified plan of Midwest, if approved by Midwest, in which the individual is then participating). Prior to the Effective Time, BFFC and the Bank shall be entitled to make contributions to the ESOP with the consent of Midwest, which consent shall not be unreasonably withheld, for purposes of making prepayments on the ESOP Loan, provided such prepayments are fully deductible by BFFC or the Bank under Section 404 of the Code (without regard to the carryover provisions of Section 404) and otherwise in compliance with Section 415 of the Code and do not adversely affect the tax qualified status of the ESOP under Sections 401(a) and 4975 of the Code.

                  (d) As of the Effective Time, the Fairfield Savings Bank Retirement Plan (the "Retirement Plan") shall be terminated, the accrued benefits of participants thereunder shall become nonforfeitable in accordance with its terms, and as soon as practicable after receipt of a favorable determination letter from the IRS and the lapse of time without receipt of a notice of noncompliance (or upon reversal of such a notice) from the PBGC with respect to the termination, the benefits shall be distributed to participants and their beneficiaries, including the actuarial equivalent of a participant's accrued benefit in a lump sum or optional form as permitted under the Retirement Plan as a participant or beneficiary may direct (including a rollover to a qualified plan of Midwest, if approved by Midwest, in which the individual is then participating). Prior to the Effective Time, BFFC shall be permitted to make such changes to the Retirement Plan as it deems appropriate to carry out the provisions of the Retirement Plan and this SECTION 5.11(d) and shall issue required notices to the PBGC and participants and beneficiaries and shall file a request for determination with the IRS with respect to the termination of the Retirement Plan. BFFC shall submit to Midwest for its review and comment all such changes to the Retirement Plan before they are made, all such notices before they are given to participants, beneficiaries or the PBGC and the request for determination before it is filed with the IRS. As of the Effective Time, the Supplemental Pension Plan of BFFC shall be terminated and benefits paid to participants thereunder in accordance with its terms.

                  (e) Midwest agrees to honor (i) the Recognition and Retention Plan and Trusts, (ii) the employment agreements, (iii) the employee retention agreements, (iv) the consulting agreements, (v) the severance pay plan, and (vi) all other written agreements with employees as set forth on the DISCLOSURE SCHEDULE OF BFFC according to their terms with such modifications as set forth in the DISCLOSURE SCHEDULE OF BFFC. Midwest hereby acknowledges that the Merger and the Closing constitute a change of control for purposes of the above-mentioned agreements. BFFC shall take such actions regarding certain payments to the executive officers of BFFC as set forth on SCHEDULE 5.11(e) OF THE DISCLOSURE SCHEDULE OF BFFC.

         5.12 TAX TREATMENT. Neither BFFC or the Bank nor Midwest or any of the Midwest Subsidiaries shall voluntarily take any action which would disqualify the Merger as a "reorganization" that would be tax free or deferred to the Stockholders of BFFC pursuant to Section 368 of the Code. In addition, Midwest and BFFC agree to take any and all necessary or advisable steps to restructure or modify the terms of the transactions contemplated hereby, if such steps are necessary or advisable to qualify the transactions contemplated hereby as a tax-free reorganization under Section 368 of the Code; provided, however, that nothing contained in this SECTION 5.12 should be deemed to require Midwest or BFFC to take any steps to alter the Exchange Ratio.

         5.13 STOCK EXCHANGE LISTING. Midwest shall use its best efforts to list on the Nasdaq/NMS, subject to official notice of issuance, the shares of Midwest Common Stock to be issued in the Merger.

                                 VI. CONDITIONS

         6.01 CONDITIONS TO THE OBLIGATIONS OF MIDWEST. Notwithstanding any other provision of this Agreement, the obligation of Midwest to consummate the Merger is subject to the following conditions precedent (except as those which Midwest may chose to waive):

                  (a) All of the representations and warranties made by BFFC in this Agreement and in any documents or certificates provided by BFFC shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for information contained in a subsequent DISCLOSURE SCHEDULE OF BFFC relating to an event or series of events arising after the date hereof which does not have a Material Adverse Effect on BFFC or as otherwise contemplated by this Agreement.

                  (b) BFFC shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  (c) There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit Midwest's ownership or operation of all or a material portion of BFFC's business or assets, or would compel Midwest to dispose of or hold separate all or a material portion of BFFC's business or assets, as a result of this Agreement, or which would render Midwest or BFFC unable to consummate the transactions contemplated by this Agreement.

                  (d) Since the date hereof, BFFC shall not have suffered a Material Adverse Effect.

                  (e) Midwest shall have received proof satisfactory to it that BFFC has paid all expenses in connection with the transactions contemplated by this Agreement.

                  (f) If as of the Effective Time, BFFC or the Bank is a party to any agreement with, or directive or order issues by, the FDIC, the OTS or any other bank regulatory authority, which imposes any material restrictions or requirements not applicable to federal savings institutions generally with respect to the conduct of BFFC or the Bank's business, Midwest shall have received written confirmation from each bank regulatory authority which has entered into such an agreement with BFFC or the Bank or which has issued such a directive or order, in form and substance satisfactory to Midwest, to the effect that such agreement, directive or order will not be binding on or in any way to BFFC, the Bank, Midwest or any subsidiary of Midwest following the Effective Time.

                  (g) Midwest shall have received a certificate signed by the President and Chief Executive Officer of BFFC, dated as of the Closing Date, certifying that based upon his best knowledge, the conditions set forth in SECTIONS 6.01(a), (b) AND (d) hereof have been satisfied.

         6.02 CONDITIONS TO THE OBLIGATIONS OF BFFC. Notwithstanding any other provision of this Agreement, the obligation of BFFC to consummate the Merger is subject to the following conditions precedent (except as those which BFFC may chose to waive):

                  (a) All of the representations and warranties made by Midwest in this Agreement and in any documents or certificates provided by Midwest shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for information contained in a subsequent DISCLOSURE SCHEDULE OF MIDWEST relating to an event or series of events arising after the date hereof which does not have a Material Adverse Effect on Midwest or as otherwise contemplated by this Agreement.

                  (b) Midwest shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  (c) Since the date hereof, Midwest shall not have suffered a Material Adverse Effect.

                  (d) BFFC shall have received the fairness opinion of Hovde Financial, LLC, as described in SECTION 5.04 hereof.

                  (e) BFFC shall have received a certificate signed by the President and Chief Executive Officer of Midwest, dated as of the Closing Date, that based upon their best knowledge, the conditions set forth in SECTIONS 6.02(a), (b) and (c) have been satisfied.

         6.03 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of Midwest on the one hand, and BFFC on the other hand, to consummate the Merger are subject to the following conditions precedent (except as those which Midwest and BFFC may chose to waive):

                  (a) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect.

                  (b) Midwest shall have received the approval of the Federal Reserve Board and any other applicable regulatory authority to acquire BFFC and all required waiting periods shall have expired.

                  (c) The Merger shall have been approved by the requisite vote of the Stockholders.

                  (d) The Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC.

                  (e) Each party shall have received the tax opinion addressed to it referred to in SECTION 5.11 of this Agreement.

                  (f) The Midwest Common Stock to be issued to holders of BFFC Common Stock shall have been approved for listing on Nasdaq/NMS subject to official notice of issuance.

                      VII. TERMINATION; AMENDMENT; WAIVER

         7.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) By mutual written consent of the Board of Directors of Midwest and the Board of Directors of BFFC; or

                  (b) At any time prior to the Closing Date, by Midwest or BFFC if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to any party's obligations hereunder; or

                  (c) At any time on or before the date specified in SECTION 7.01(f) hereof, by Midwest or BFFC in the event that any of the conditions precedent to the obligations of the other to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate); or

                  (d) By Midwest or BFFC, in the event of a material breach by the other of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in
SECTION 6.01(a) or 6.01(b), in the case of Midwest, or SECTION 6.02(a) or 6.02(b), in the case of BFFC, and which breach cannot be or is not cured within thirty (30) days after written notice of such breach is given by the non-breaching party to the party committing such breach; or

                  (e) By BFFC pursuant to written notice given under the circumstances and subject to the conditions set forth in SECTION 1.03(a) hereof; or

                  (f) By either Midwest or BFFC on or after March 31, 2003 (or April 30, 2003 in the event a protest is filed with bank regulatory authorities alleging the failure of a party or a party's Subsidiary to comply with the Community Reinvestment Act of 1977), in the event the Merger has not been consummated by such date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein).

In the event either Midwest or BFFC elects to effect any termination pursuant to
SECTION 7.01(B) through 7.01(F) above, it shall give written notice to the other specifying the basis for such termination.

         7.02 EXPENSES. (a) Except as provided elsewhere herein, Midwest and BFFC shall each bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

                  (b) In the event one of the parties hereto files suit to recover costs and expenses or damages for breach of this Agreement, the costs, fees, charges and expenses (including attorneys' fees and expenses) of the prevailing party in such litigation (and any related litigation) shall be borne by the losing party.

         7.03 PAYMENT IN LIEU OF FEES AND EXPENSES AND OPPORTUNITY COSTS. In addition to the rights and remedies available to Midwest under SECTION 7.04, if this Agreement is terminated by Midwest pursuant to SECTION 7.01(c) or 7.01(d) due to a violation of SECTION 4.04 or this Agreement is terminated due to the decision of BFFC's Board of Directors to provide information at the request of or enter into negotiations with a third party with respect to an unsolicited Takeover Proposal or to pursue a Takeover Proposal made by a third party and prior thereto or within eighteen (18) months after such termination and:

                  (a) BFFC shall have entered into an agreement amounting to a Takeover Proposal or arising in connection with a Takeover Proposal, or a Takeover Proposal shall have occurred (other than as contemplated by and in connection with this Agreement), or

                  (b) the Board of Directors of BFFC shall have authorized or approved a Takeover Proposal or shall have publicly announced an intention to authorize or approve or shall have recommended that the stockholders of BFFC approve or accept any Takeover Proposal in each case other than as contemplated by this Agreement, then BFFC shall promptly, but in no event later than five (5) days after the first of such events shall have occurred, pay Midwest (to the extent it has not already at the time of termination) a fee equal to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000).

         7.04 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either Midwest or BFFC as provided in SECTION 7.01, this Agreement shall forthwith become void and have no effect except that the agreements contained in SECTIONS 5.01, 7.02, 7.03 and 7.04 hereof shall survive the termination hereof. Notwithstanding the prior sentence or SECTION 7.03, in the event of termination of this Agreement caused by (i) willful breach by a party of any agreement, covenant, or undertaking of such party contained herein or in any exhibit hereto; or (ii) any uncured material misrepresentations or breach of warranty in any material respect by a party herein; or (iii) the failure of any condition set forth in ARTICLE VI hereof which has failed because a party did not exercise good faith and commercially reasonable efforts towards the fulfillment of such condition, then the other party shall in addition to any other rights herein (including those described in SECTION 7.02 and SECTION 7.03 hereof) be entitled to all its legal and equitable remedies with respect to such termination and the causes thereof.

         7.05 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by the Board of Directors of Midwest and the Board of Directors of BFFC at any time before or after approval hereof by the Stockholders but, after such approval, no amendment shall be made which changes the form of consideration or adversely affects or decreases the value of the consideration to be received by the Stockholders or which in any other way adversely affects the rights of such Stockholders without the further approval of such Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Midwest and BFFC. Midwest and BFFC may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby.

         7.06 WAIVER. Any term, provision or condition of this Agreement may be waived in writing at any time by the party which is, or the stockholders of which are, entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, agreement, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, agreement, covenant, representation or warranty of this Agreement. No investigation, review or audit by Midwest of BFFC prior to or after the date hereof shall stop or prevent Midwest from exercising any right hereunder or be deemed to be a waiver of any such right.

                            VIII. GENERAL PROVISIONS

         8.01 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement shall not survive the Effective Time; provided, however, that all of agreements, covenants and obligations of Midwest set forth herein which are contemplated to be performed after the Effective Time shall survive the Effective Time.

         8.02     DEFINED TERMS; PRINCIPLES OF CONSTRUCTION.
                  -----------------------------------------

                  (a) For purposes of this Agreement, the following terms are defined in the indicated Sections:


TERM                                SECTION                      TERM                          SECTION
----                                -------                      ----                          -------
Accountants                         4.07                         Federal Reserve Board         2.03
Adjusted Exercise Price             4.02                         GAAP                          2.01(b)
                                                                                               First paragraph of the
Adjusted Option Shares              4.02                         HOLA                          Recitals
                                    Second paragraph of the
Bank                                Recitals                     Hazardous Substances          2.16(c)
                                    Fourth paragraph of the
Bank Merger                         Recitals                     IBCA                          1.01(a)
Bank Reports                        3.06                         Lend to                       4.01(n)
BFFC Benefit Plans                  3.17(a)                      Liability                     2.12
BFFC Employees                      5.12(b)                      Material Adverse Effect       2.01(b) and 3.01(b)
                                                                                               Third paragraph of the
BFFC Financial Statements           3.06                         Merger                        Recitals

                                       52




TERM                                SECTION                      TERM                          SECTION
----                                -------                      ----                          -------

BFFC Licenses                       3.12                         Midwest Benefit Plans         5.11(b)
                                                                                               Third paragraph of the
BFFC Premises                       3.18(b)                      Midwest Common Stock          Recitals
BFFC Qualified Plans                3.17(b)                      Midwest Financial Statements  2.07
                                                                 Midwest Reference Stock
BFFC Stock Options                  3.05(b)                      Price                         1.03(a)
BFFC Stock Option Plans             3.05(b)                      Mortgaged Premises            2.16(c)
                                    First paragraph of the
BHC                                 Recitals                     NASD                          2.09
Certificates                        1.08(b)                      Nasdaq                        1.03(b)
Change in Control Benefit           3.17(a)                      OTS                           2.03
Closing                             1.05(a)                      Participating Facility        2.16(c)
Closing Audit                       4.07                         PBGC                          3.17(d)
Closing Date                        1.05(a)                      Permitted Lien                3.22(c)
                                    Fifth paragraph of the
Code                                Recitals                     Phase I                       4.02(a)
Comfort Letter                      6.01(g)                      Retirement Plan               5.11(d)
Commissioner                        2.09                         SEC                           2.03
Conversion                          3.07(c)                      Securities Act                2.03
Dissenting Shares                   1.09                         Securities Exchange Act       2.08
Effective Time                      1.01(b)                      Proxy Statement               2.03
Environmental Laws                  2.16(c)                      Registration Statement        2.03
ERISA                               3.17(a)                      Significant Subsidiary        4.04(b)
                                                                                               Third paragraph of the
ESOP                                3.17(b)                      Stockholders                  Recitals
ESOP Loan                           3.17(b)                      Surviving Corporation         1.01(a)
Exchange Agent                      1.08(a)                      Valuation Date                6.01(g)
Exchange Ratio                      1.03(a)

                  (b) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding;" (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Chicago, Illinois time; (vi) "including" means including, but not limited to;
(vii) all references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified;
(viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; and (ix) the captions and headings of Articles, Sections, Schedules and Exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning of interpretation of this Agreement or any of its provisions. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                  (c) The DISCLOSURE SCHEDULES of each of Midwest and BFFC referred to in this Agreement shall consist of the information, agreements and other documentation described and referred to in this Agreement as being included in the DISCLOSURE SCHEDULES with respect to such party, which DISCLOSURE SCHEDULES were delivered by each of Midwest and BFFC to the other not less than one calendar day before the date of this Agreement. Disclosure of any fact or item in any DISCLOSURE SCHEDULE or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether an explicit cross-reference appears.

         8.03 NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified below if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission and such transmission is confirmed successfully by the transmitting machine, provided that such transmission is received during normal business hours and that any transmission received outside of normal business hours shall be deemed to be received at the start of normal business hours commencing immediately after the dispatch of the transmission, in each case addressed as follows:

                  if to Midwest:    Brad A. Luecke
                                    President and Chief Executive Officer
                                    Midwest Banc Holdings, Inc.
                                    501 West North Avenue
                                    Melrose Park, Illinois  60160
                                    Telephone: (708) 865-1053
                                    Telecopier: (708) 865-7273
                                    Email:  luecke@midwestbank.com

                  copy to:          Timothy M. Sullivan
                                    Hinshaw & Culbertson
                                    222 North LaSalle Street, Suite 300
                                    Chicago, IL  60601-1081
                                    Telephone: (312) 704-3852
                                    Telecopier: (312) 704-3001
                                    Email:  tsullivan@hinshawlaw.com
                  if to BFFC:       Timothy L. McCue
                                    President and Chief Executive Officer
                                    Big Foot Financial Corp.
                                    1190 RFD
                                    Long Grove, Illinois  60047-7304
                                    Telephone: (847) 634-2100
                                    Telecopier: (847) 634-0207
                                    Email:  tmccue@fairfieldbank.com

                  copy to:          Daniel C. McKay, II
                                    Vedder, Price, Kaufman & Kammholz
                                    222 N. LaSalle Street
                                    Suite 2600
                                    Chicago, Illinois  60601
                                    Telephone: (312) 609-7500
                                    Telecopier: (312) 609-5005
                                    Email:  dmckay@vedderprice.com

         8.04 SPECIFIC ENFORCEABILITY. The parties recognize and hereby acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement and that in any event damages would be an inadequate remedy in this instance. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance.

         8.05     APPLICABLE LAW; JURISDICTION.
                  ----------------------------

                  (a) THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF ILLINOIS SHALL APPLY TO THE MERGER.

                  (b) In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal or state court located in Cook County, Illinois (and elsewhere with respect to appellate courts with jurisdiction over such matter) in the event any dispute arises our of this Agreement or any of the transactions contemplated hereby, and consents to service of process by notice as provided in SECTION 8.03 of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in Cook County, Illinois.

         8.06 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.07 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         8.08 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that Midwest may assign its rights hereunder to an affiliate of Midwest; provided further, that such an assignment by Midwest shall not relieve Midwest from any Liability if such affiliate fails to perform this Agreement. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         8.09 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 8.09.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                    MIDWEST BANC HOLDINGS, INC.


                                    By: /s/ Brad A. Luecke
                                       -----------------------------------------
                                       Brad A. Luecke,
                                       President and Chief Executive Officer



                                    BIG FOOT FINANCIAL CORP.


                                    By: /s/ Timothy L. McCue
                                       -----------------------------------------
                                       Timothy L. McCue,
                                       President and Chief Executive Officer